                                                                  Exhibit 10.148


================================================================================
                  GLIMCHER NORTHTOWN VENTURE, LLC, as Mortgagor

                                       to

           BANKERS TRUST COMPANY, as Agent for the Holders, as

                    _______________________________MORTGAGEE

                           --------------------------

                      JUNIOR MORTGAGE, SECURITY AGREEMENT,
                     ABSOLUTE ASSIGNMENT OF LEASES AND RENTS
                               AND FIXTURE FILING
                           --------------------------

                       Dated:           August 30, 2001
                       Location:        Northtown Mall,
                                        Blaine, Minnesota
                       County:          Anoka



DRAFTED BY AND UPON
RECORDATION RETURN TO:

MORRISON & FOERSTER LLP
555 West Fifth Street, Suite 3500
Los Angeles, California  90013-1024
Attn:  Marc D. Young, Esq.
        (10566-343)

THIS JUNIOR MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS AND CONSTITUTES A FIXTURE FINANCING STATEMENT UNDER MINNESOTA STATUTES, SS. 336.9-313.

                MORTGAGE, SECURITY AGREEMENT, ABSOLUTE ASSIGNMENT
                     OF LEASES AND RENTS AND FIXTURE FILING

         THIS JUNIOR MORTGAGE, SECURITY AGREEMENT, ABSOLUTE ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING (this "MORTGAGE") is made as of this 30 day of August, 2001, by GLIMCHER NORTHTOWN VENTURE, LLC, a Delaware limited liability company, having an address at Attn: General Counsel, 20 South Third Street, Columbus, Ohio 43215, as mortgagor ("MORTGAGOR"), for the benefit of BANKERS TRUST COMPANY, a New York banking corporation, in its capacity as Collateral Agent for the Holders identified in the Note Purchase Agreement described below, whose address is 130 Liberty Street, Twenty-Fifth Floor, New York, New York 10006, Attention: Loan Administrator, as mortgagee ("MORTGAGEE").


                                    ARTICLE 1

                                   DEFINITIONS

         As used herein, the following terms shall have the meanings set forth below. Any capitalized terms used and not defined herein have the meanings assigned to such terms in the Note Purchase Agreement described below.

         1.1 ACCOUNTS: All of Mortgagor's present and future rights to payment of money, accounts, accounts receivable (including, without limitation, all now existing or hereafter rights arising therein and thereto) arising from or relating to construction on the Land or to any business or operations now or later to be conducted thereon, or to the Land and Buildings generally or to any Buildings to be built on the Land at any future date and to all contracts and agreements which relate to any of the foregoing.

         1.2 ASSIGNMENT: The assignment, contained in ARTICLE 4 of this Mortgage, from Mortgagor to Mortgagee, of all of Mortgagor's right, title and interest in and to the Leases and the Rents.

         1.3 ASSIGNMENT OF RENTS. That separate Assignment of Leases and Rents dated as of the date hereof executed by Mortgagor, as assignor, in favor of the Mortgagee, as assignee, pursuant to the Note Purchase Agreement.

         1.4 AWARDS: All awards and payments made or hereafter to be made by any municipal, township, county, state, Federal or other governmental agencies, authorities or boards or any other entity having the power of eminent domain to Mortgagor, including any awards and payments for any taking of all or a portion of the Mortgaged Property, as a result of, or by agreement in anticipation of, the exercise of the right of condemnation or eminent domain, or for any change or changes of grade of streets affecting the Mortgaged Property.

         1.5 BUILDINGS: All buildings, improvements, alterations or appurtenances now, or at any time hereafter, located upon the Land or any part thereof.

         1.6 CONTRACTS: Any and all utility contracts, management agreements, franchise or license agreements (including, without limitation, any Property Management Agreement executed by Mortgagor), maintenance agreements, service contracts and other agreements that in any way relate to the construction, use, occupancy, operation, management, maintenance, enjoyment or ownership of the Mortgaged Property, and all contracts or agreements relating to the sale of all or any part of the Mortgaged Property.

         1.7 DEFAULT: Any event which, with the giving of any applicable notice and/or the passage of any applicable time period to cure, would constitute an Event of Default.

         1.8 DEPOSITED FUNDS: All funds deposited with Mortgagee as required under the Note Purchase Documents, including, without limitation, any deposits made pursuant to the Tenant Improvements Reserve Agreement and any deposits made pursuant to SECTION 5.3 of this Mortgage.

         1.9 EVENT(S) OF DEFAULT: The happenings and occurrences described in
Article 7 of this Mortgage and the happenings and occurrences described in any of the Note Purchase Documents as an Event(s) of Default.

         1.10 FIXTURES: All fixtures (excluding tenant trade fixtures) and now or hereafter affixed or attached to, or installed in, or used in connection with, the Land or Buildings, whether or not permanently affixed thereto, together with all accessions, replacements and substitutions thereto or therefor and the proceeds thereof, including, without limitation, any of the following:
ALL apparatus, equipment and appliances used in connection with the operation or occupancy of the Land or Building, all partitions, generators, screens, boilers, furnaces, ducts, compressors, engines, fuel, fuel, water and other pumps and tanks, refrigeration equipment, pipes, plumbing, elevators and escalators, cleaning, call and sprinkler systems and other, fire extinguishing machinery and equipment, heating, ventilating, air conditioning and air cooling machinery and equipment, gas and electric machinery and equipment, facilities used to provide utility services, laundry, drying, dishwashing and garbage disposal machinery or equipment, communication apparatus, including television, radio, music, and cable antennae and systems, attached floor coverings, rugs, carpets, window coverings, blinds, awnings, shades, curtains, drapes and rods, all screens, storm doors and windows, all stoves, refrigerators, dishwashers and other installed appliances, attached cabinets, all trees, plants and other items of landscaping, shuttle buses and vehicles of any nature whatsoever, all visual and electronic surveillance systems, telecommunications equipment, including telephones, switchboards, exchanges, wires and phone jacks, cabinets, tables, chairs, mirrors, desks, wall coverings, clocks, lamps, intercoms, restaurant operating equipment and ovens.

         1.11 GENERAL INTANGIBLES: All choses in action, causes of action and all other intangible personal property of Mortgagor of every kind and nature (other than the Accounts) including, without limitation, corporate or other business records relating to Mortgagor and/or the Mortgaged Property (including computer-readable memory and any computer hardware or software necessary to retrieve such memory), good will, inventions, designs, software and other intellectual property, patents, trademarks and applications therefor, trade names, trade styles, trade secrets, copyrights, registrations, licenses, franchises, customer lists, tax refund claims and the like, wherever located.

         1.12 HOLDERS. The parties named and designated as the "Lenders" and "Purchaser" in the Loan Agreement and the Note Purchase Agreement, respectively.

         1.13 IMPOSITIONS: All (a) real estate and personal property taxes and other taxes and assessments, water and sewer rates and charges, and all other governmental charges and any interest or costs or penalties with respect thereto, and charges for any easement or agreement maintained for the benefit of the Mortgaged Property which at any time prior to or after the execution of the Security Documents may be assessed, levied, or imposed upon the Mortgaged Property or the rent or income received therefrom or any use or occupancy thereof, and (b) other taxes, assessments, fees and governmental charges levied, imposed or assessed upon or against Mortgagor or the Mortgaged Property.

         1.14 INDEBTEDNESS: The principal of and accrued interest on and all other amounts, payments and premiums due under the Note, including any future advances, any new or replacement Notes issued in accordance with the provisions of the Note Purchase Agreement, and all other amounts, now existing or hereafter arising and owing by Mortgagor to Mortgagee or Purchaser under and/or secured by the Security Documents, and any Modifications of any of the foregoing. Indebtedness shall not include any obligations arising under the Indemnity Agreement or the Guaranty (as defined in the Note Purchase Agreement).

         1.15 INVENTORY: Any and all (a) supplies or materials now owned or hereafter acquired by Mortgagor that are used or consumed in Mortgagor's business, held as raw materials or constitutes a work in process, (b) goods, merchandise and other personal property, whether tangible or intangible, held for sale, lease or license to customers or tenants, or otherwise furnished thereto under any contract or agreement.

         1.16 LAND: The real estate described in EXHIBIT A attached hereto.

         1.17 LOAN: The purchase of the Junior Note in the amount of Nine Million and No/100 Dollars ($9,000,000.00) from Mortgagor by Purchaser.

         1.18 MANAGING MEMBER: Glimcher Blaine, Inc., a Delaware corporation, or any successor or assign permitted under, and approved by Agent in accordance with, the Loan Agreement.

         1.19 MODIFICATIONS or MODIFY: Any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any document or instrument from time to time; a document or instrument which is the subject of a Modification is referred to as "Modified."

         1.20 MORTGAGED PROPERTY: All the estate, right, title, interest, claim or demand whatsoever of Mortgagor, either at law or in equity, in and to the Land (including, without limitation, water, mineral and sewer rights), the Buildings, the Fixtures, the Leases, the Rents and the Personalty and all substitutions therefor, replacements and accessions thereto, and proceeds derived therefrom together with:

                  (a) all the estate, right, title, interest, claim or demand whatsoever of Mortgagor, either at law or in equity, in and to the Land (including, without limitation, water, mineral and sewer rights), the Buildings, the Fixtures, the Leases, the Rents and the Personalty;

                  (b) all of the rights, privileges, permits, licenses, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances of the Land and/or the Buildings, including, without limitation, all air rights, light, water rights, water stock, development rights and credits, use entitlements, permits, licenses and approvals of governmental entities, belonging or in anyway appertaining thereto and all right, title and interest of Mortgagor in and to any streets, ways, alleys, strips or gores of land adjoining the Land or any part thereof or otherwise benefiting the same;

                  (c) all the estate, right, title, interest, claim or demand whatsoever of Mortgagor, either at law or in equity, in and to the Awards, or payments with respect to casualties; and

                  (d) all other interest of every kind and character which Mortgagor now has or at any time hereafter acquires in and to the above described real and personal property all rights of Mortgagor arising from that certain Construction, Operation and Reciprocal Easement Agreement originally executed by and among Northtown Shopping Center, Monwar Property Corporation and Adcor Realty Corporation, dated October 19, 1970, and recorded by the Anoka County Register of Deeds on January 4, 1971 in Book 896 of Misc. at Pages 214 to 337 (Document No. 344241), as same has been Modified prior hereto.

         1.21 MORTGAGEE'S ADDRESS: Bankers Trust Company, 130 Liberty Street, Twenty-Fifth Floor, New York, New York 10006, Attention: Loan Administrator.

         1.22 MORTGAGOR: The entity named as such in the preamble of this Mortgage, and its heirs, administrators, executors, successors and assigns and its successors in interest in and to the Mortgaged Property.

         1.23 MORTGAGOR'S ADDRESS: Glimcher Northtown Venture, LLC, Attn:
General Counsel, 20 South Third Street, Columbus, Ohio 43215.

         1.24 NOTE: That certain Junior Promissory Note dated the date hereof in the amount of Nine Million and No/100 Dollars ($9,000,000) made by Mortgagor to the order of Bankers Trust (in its capacity as "Purchaser"), together with all extensions, renewals, replacements, restatements or Modifications thereof (including any Replacement Notes).

         1.25 NOTE PURCHASE AGREEMENT: That certain Note Purchase Agreement dated substantially concurrently herewith by and among Mortgagor, as Maker, Purchaser, as Purchaser, and Mortgagee, as Collateral Agent.

         1.26 OBLIGATIONS: Any and all of the covenants, promises and other obligations (other than the Indebtedness) made or owing by Mortgagor to or due to Mortgagee or the Purchaser under and/or as set forth in the Note and/or the Note Purchase Documents, and any and all Modifications of the foregoing; provided, however, that "Obligations" shall not include any obligations arising under the Indemnity Agreement.

         1.27 PERMITTED ENCUMBRANCES: Collectively, the Permitted Title Exceptions and Permitted Liens as defined in the Note Purchase Agreement.

         1.28 PERSONALTY:

                (a) All tangible and intangible personal property of Mortgagor (whether now owned or hereafter acquired), including all equipment, inventory, goods, consumer goods, chattel paper, instruments, working capital reserves, project escrows, money (which are rental, tax or insurance deposits), general intangibles, documents, minerals, crops and timber (as those terms are defined in the applicable Uniform Commercial Code) and all other personal property of Mortgagor which is attached to, installed on or placed or used on, in connection with or is acquired for such attachment, installation, placement or use, or which arises out of the development, improvement, financing, leasing, operation or use of (i) the Land together with all rights, titles and interests appurtenant thereof, (ii) any and all Buildings, structures, open parking areas and other improvements, now or any time hereafter situated, placed or constructed upon the Land or any part thereof, (iii) the Fixtures, or (iv) other goods located on the Land or Buildings, together with all additions, accessions, accessories, amendments and modifications thereto, extensions, renewals, replacements, enlargements and proceeds thereof, substitutions therefor, and income and profits therefrom; and

                (b) All Inventory; and

                (c) all the estate, right, title, interest, claim or demand whatsoever of Mortgagor, either at law or in equity, in and to the Accounts, the Deposited Funds and the General Intangibles; and

                (d) All materials, supplies, equipment, apparatus and other items now or hereafter attached to, installed on or in the Land or the Buildings, or which in some fashion are deemed to be fixtures to the Land or Buildings under the laws of the state where the Mortgaged Property is located, including the Uniform Commercial Code of such state; and

                (e) Any and all leases, subleases, licenses, concessions or other agreements (written or verbal, now or hereafter in effect) which grant a possessory interest in and to, or the right to extract, mine, reside in, sell or use the Mortgaged Property or any portion thereof, and all other agreements, including, but not limited to, utility contracts, management agreements, maintenance agreements and service contracts, which in any way relate to the use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property, all contracts or agreements relating to the sale of all or any part of the Mortgaged Property, save and except any and all leases, subleases or other agreements pursuant to which Mortgagor is granted a possessory interest in the Mortgaged Property.

         1.29 PURCHASER: Bankers Trust Company, a New York Banking corporation, in its capacity as "Purchaser" under the Note Purchase Agreement, together with its successors and assigns.

         1.30 RENTS: All of Mortgagor's right, title and interest in and to all of the rents, royalties, issues, profits, revenue, income, refunds, reimbursements and other benefits of the Land and Building arising from the use or enjoyment of all or any portion thereof or from any present and future lease or agreement pertaining thereto, together with any Lease (including any sublease), occupancy agreement, license or concession agreement pertaining thereto, together with all extensions, renewals, modifications or replacements of said leases, occupancy agreements, licenses, and concession agreements arising from the use or enjoyment of all or any portion of the Land and Building, or from all or any lease together with any and all guaranties of the obligations of the lessees, occupants and licensees thereunder, whether now due, past due, or to become due, and including all prepaid rents and security deposits.

         1.31 SECURITY AGREEMENT: The Security Agreement contained in this Mortgage, wherein and whereby Mortgagor grants a security interest in the Personalty and Fixtures to Mortgagee.

         1.32 SECURITY DOCUMENTS: This Mortgage, the Assignment, the Security Agreement, the Assignment of Rents, the Subordination of Property Management Agreement, the Lockbox Agreement, the Tenant Improvements Reserve Agreement, the Cap Security Agreement and any and all other documents executed by Mortgagor now or hereafter securing the payment of the Indebtedness or the observance or performance of the Obligations (but specifically excluding the Junior Indemnity Agreement and the Guaranty).

                                    ARTICLE 2

                                      GRANT

         2.1 GRANT. To secure the payment of the Indebtedness and the performance and discharge of the Obligations, Mortgagor by these presents hereby mortgages, grants, bargains, sells, assigns, conveys, transfers and warrants unto Mortgagee, with right of entry and possession, the Mortgaged Property, to have and to hold the Mortgaged Property unto Mortgagee, its successors, substitutes and assigns forever. Mortgagor hereby binds itself, and Mortgagor's successors, substitutes and assigns, to warrant and forever defend unto Mortgagee, its successors and assigns, the title to the Mortgaged Property subject to the Permitted Encumbrances.

         2.2 CONDITION OF GRANT. Provided always, that if Mortgagor shall irrevocably, unconditionally and indefeasibly pay or cause to be paid the entire Indebtedness as and when the same shall become due and payable and shall observe, perform and discharge the Obligations, then the Security Documents and the estate and rights granted by Mortgagor shall cease, terminate and become void, and shall be promptly released or reconveyed by Mortgagee at the cost and expense of Mortgagor.

                                    ARTICLE 3

                      SECURITY AGREEMENT AND FIXTURE FILING

         3.1 SECURITY AGREEMENT. With respect to all Personalty, Fixtures and other collateral constituting a part of the Mortgaged Property (other than the Land or any other part of the Mortgaged Property that is deemed to be real property), this Mortgage shall also constitute a "security agreement" within the meaning of, and shall create a security interest under, the applicable Uniform Commercial Code, and for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the purpose of further securing payment and performance of the Indebtedness and the Obligations, Mortgagor hereby grants to Mortgagee a security interest and lien in all rights, titles, and interests now owned or hereafter acquired by Mortgagor in all Personalty, Fixtures and other collateral constituting a part of the Mortgaged Property. Mortgagor represents and warrants that, except for the Permitted Equipment Leases and any financing statement filed by Mortgagee, no presently effective financing statement covering the Personalty or Fixtures or any part thereof, has been filed with any filing officer, and no other security interest has attached or has been perfected in the Personalty or Fixtures or any part thereof. Mortgagor shall from time to time within fifteen (15) days after request by Mortgagee, execute, acknowledge and deliver any financing statement, renewal, affidavit, certificate, continuation statement or other document as Mortgagee may request in order to evidence, perfect, preserve, continue, extend or maintain this security agreement and the security interest created hereby as a first lien on the Personalty and Fixtures, subject only to the Permitted Encumbrances.

         3.2 FIXTURE FILING. This Mortgage constitutes a fixture filing under the Minnesota Uniform Commercial Code and any other applicable Uniform Commercial Code, each as amended and recodified from time to time, with respect to all Personalty and Fixtures. Mortgagee shall have all the rights with respect to the Personalty and Fixtures afforded to it by the applicable Uniform Commercial Code, in addition to, but not in limitation of, the other rights afforded Mortgagee by the Note Purchase Documents. A carbon, photographic or other reproduction of this Mortgage shall be sufficient as a financing statement. Mortgagee shall have the right at any time to file a manually executed counterpart or a carbon, photographic or other reproduction of this Mortgage as a financing statement in either the central or local UCC records of any jurisdiction wherein the Mortgaged Property is located, but the failure of Mortgagee to do so shall not impair (i) the effectiveness of this Mortgage as a fixture filing as permitted by the applicable Uniform Commercial Code, or (ii) the validity and enforceability of this Mortgage in any respect whatsoever. The following information is included for purposes of meeting the requirements of a financing statement:

                (a) The name of the debtor is Glimcher Northtown Venture, LLC, a Delaware limited liability company.

                (b) The mailing address of the debtor is Glimcher Northtown Venture LLC, Attn: General Counsel, 20 South Third Street, Columbus, Ohio 43215.

                (c) The name of the secured party is Bankers Trust Company, as Agent for the Holders.

                (d) The address of the secured party is 130 Liberty Street, Twenty-Fifth Floor, New York, New York 10006, Attention: Loan Administrator.

                (e) The organizational identification number of debtor is 9150021.

                (f) This financing statement covers all of the debtor's Personalty and Fixtures (whether now owned or hereafter acquired). The Personalty and Fixtures includes (i) goods which are or are to become Fixtures on the Land described in EXHIBIT A, (ii) minerals or the like (including oil and gas) located on the Land described in EXHIBIT A, (iii) the Personalty, and (iv) all proceeds and products of the Personalty and Fixtures.

                                    ARTICLE 4

                         ASSIGNMENT OF RENTS AND LEASES

         4.1 ASSIGNMENT OF RENTS. All of Mortgagor's right, title and interest in and to the Rents are hereby absolutely and irrevocably assigned to Mortgagee as additional security for the Indebtedness and the Obligations. Mortgagor hereby appoints Mortgagee its true and lawful attorney-in-fact, with the right, at Mortgagee's option at any time, to demand, receive and enforce payment of, to give receipts, releases and satisfactions for, and to sue, either in Mortgagor's or Mortgagee's name for, all Rents. Notwithstanding the foregoing Assignment, so long as no Event of Default has occurred which remains uncured, Mortgagor may collect, receive, take, use and enjoy such Rents, as they become due and payable but not more than one month in advance thereof. The foregoing assignment shall be fully operative without any further action on the part of either party; and specifically Mortgagee shall be entitled at its option, upon the occurrence of an Event of Default, to collect all Rents from the Mortgaged Property whether or not Mortgagee takes possession of the Mortgaged Property. Mortgagor hereby authorizes and directs all lessees of the Mortgaged Property to deliver all Rents to Mortgagee. Upon the occurrence of an Event of Default hereunder, the permission hereby given to Mortgagor to collect the Rents from the Mortgaged Property shall terminate. The permission given by Mortgagee to Mortgagor shall be reinstated upon the cure of such Event of Default with Mortgagee's specific consent which shall not be unreasonably withheld. This Assignment shall not be deemed or construed to constitute Mortgagee as a mortgagee-in-possession nor obligate Mortgagee to take any action or to incur expense or perform or discharge any obligation, duty or liability. Exercise of any rights under this
SECTION 4.1 and the application of the Rents to the Indebtedness or the Obligations shall not cure or waive any Event of Default but shall be cumulative of all other rights and remedies of Mortgagee. If Mortgagee receives any Rents after the reinstatement of such permission, so long as no Default has occurred and is continuing hereunder, Mortgagee will pay such Rents over to Mortgagor. Mortgagee shall not be required to give any credit against the Indebtedness or the Obligations for Rents due Mortgagee under this Assignment until Rents are actually paid to Mortgagee. Notwithstanding the foregoing, to the extent that an absolute assignment is not enforceable then this Assignment shall be construed as a collateral assignment as further security for the performance of the Indebtedness and Obligations. Notwithstanding any provision of this Mortgage or any other Loan Document to the contrary, all Rents collected by Mortgagee or a receiver of the Mortgaged Property appointed pursuant to SECTION 8.1(e) of this Mortgage shall be applied as provided in
SECTION 4.6 of this Mortgage.

         4.2 ASSIGNMENT OF LEASES AND CONTRACTS. Mortgagor hereby assigns to Mortgagee all right, title and interest of Mortgagor in and to all Contracts and Leases, together with all security therefor and all monies payable thereunder as additional security for the Indebtedness and the Obligations, subject, however, to the conditional permission given to Mortgagor above to collect Rents as provided in SECTION 4.1 above. The foregoing assignment of any Contract or Lease shall not be deemed to impose upon Mortgagee any of the obligations or duties of Mortgagor provided in any such Contract or Lease; and Mortgagor agrees to fully perform all of its obligations thereunder. Upon Mortgagee's request, Mortgagor shall deliver to any new lessee under a Lease, a notice of this assignment in form satisfactory to Mortgagee in its sole discretion. Mortgagee may deliver such a notice to new lessees if Mortgagor fails to do so within a reasonable time after Mortgagee's request. From time to time, upon request of Mortgagee, Mortgagor shall specifically assign to Mortgagee, by an assignment in writing in form approved by Mortgagee, all right, title and interest of Mortgagor in and to any and all Leases, together with all security therefor and all monies payable thereunder, subject to the conditional permission given to Mortgagor above to collect and use Rents. Mortgagor shall from time to time within fifteen (15) days after request by Mortgagee, execute, acknowledge and deliver any instrument as Mortgagee may request to further evidence the assignment and transfer to Mortgagee of Mortgagor's interest in any Contract or Lease.

         4.3 EFFECT OF ASSIGNMENTS. This instrument constitutes an absolute and present assignment of the rents, royalties, issues, profits, revenue, income and other benefits from the Mortgaged Property; subject, however, to, the conditional permission given to Mortgagor to collect, receive, take, use and enjoy the same as provided above; provided, further, that the existence or exercise of such right of Mortgagor shall not operate to subordinate this assignment to any subsequent assignment by Mortgagor, in whole or in part, and any such subsequent assignment by Mortgagor shall be subject to the rights of Mortgagee hereunder.

         4.4 NO MERGER OF LEASEHOLD ESTATES. If both the lessor's and lessee's estate under any Lease, or any portion thereof, becomes vested at any time in one owner, this Mortgage and the lien created hereby shall not be adversely affected by the application of the doctrine of merger unless Mortgagee so elects in writing by recording a written declaration so stating. Unless and until Mortgagee so elects, Mortgagee and any lessor and lessee shall continue to have and enjoy all of the rights and privileges to the separate estates. In addition, upon the foreclosure of the lien created by this Mortgage on the Mortgaged Property, any Leases then existing and affecting all or any portion of the Mortgaged Property shall not be destroyed or terminated by merger or by the foreclosure unless Mortgagee or any purchaser at the sale so elects. No act by or on behalf of Mortgagee or such purchaser shall constitute a termination of any Lease unless Mortgagee gives written notice thereof to the tenant or subtenant affected.

         4.5 ASSIGNMENT TO MORTGAGEE CONTROLLING. The rights of Mortgagee in the Leases and Rents created under Article 2 shall be subject to the rights of Mortgagee in the Leases and Rents created under this Article 4.

         4.6 APPLICATION OF RENTS. All Rents collected by Mortgagee or a receiver appointed pursuant to SECTION 8.1(e) of this Mortgage shall be applied as follows:

               (a) to payment of all reasonable fees of the receiver approved by the court;

               (b) to payment of all tenant security deposits then owing to tenants under any of the Leases pursuant to the provisions of Minnesota Statutes
Section 504.20;

               (c) to payment of all prior or current real estate taxes and special assessments with respect to the Mortgaged Property, or if this Mortgage or any other Loan Document requires periodic escrow payments for such taxes and assessments, to the escrow payments then due;

               (d) to payment of all premiums then due for the insurance required by this Mortgage, or if this Mortgage or any other Loan Document requires periodic escrow payments for such premiums, to the escrow payments then due;

               (e) to payment of expenses incurred for normal maintenance of the Mortgaged Property;

               (f) if received prior to any foreclosure sale of the Mortgaged Property pursuant to this Mortgage, to the Mortgagee for payment of the Indebtedness, but no such payment made after acceleration of the Indebtedness shall affect such acceleration;

               (g) if received during or with respect to the period of redemption after a foreclosure sale of the Mortgaged Property pursuant to this
Mortgage:

                    (i) if the purchaser at the foreclosure sale is not Mortgagee, first to Mortgagee to the extent of any deficiency of the sale proceeds to repay the Indebtedness, second to the purchaser as a credit to the redemption price, but if the Mortgaged Property is not redeemed, then to the purchaser of the Mortgaged Property;

                    (ii) if the purchaser at the foreclosure sale is Mortgagee, to Mortgagee to the extent of any deficiency of the sale proceeds to repay the Indebtedness and the balance to be retained by Mortgagee as a credit to the redemption price, but if the Mortgaged Property is not redeemed, then to Mortgagee, whether or not any such deficiency exists.

The rights and powers of Mortgagee and receivers under this Mortgage and the application of Rents under this Section shall continue until expiration of the redemption period from any foreclosure sale, whether or not any deficiency remains after a foreclosure sale.

                                    ARTICLE 5

                                    COVENANTS

         Until the entire Indebtedness shall have been paid in full, Mortgagor hereby covenants and agrees as follows:

         5.1 PAYMENT OF INDEBTEDNESS. Mortgagor will promptly pay or cause to be paid the Indebtedness as and when same shall be due and payable under the Note, this Mortgage and the Security Documents.

         5.2 COMPLIANCE WITH LAWS. Mortgagor will promptly and faithfully comply with, conform to and obey all present and future laws, ordinances, rules, regulations and requirements of every Governmental Authority and of every Board of Fire Underwriters having jurisdiction, or similar body exercising similar functions, which may be applicable to it or to the Mortgaged Property, or any part thereof, or to the use or manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Mortgaged Property, or any part thereof (including, without limitation, the Americans with Disabilities
Act), whether or not such law, ordinance, rule, order, regulation or requirement shall necessitate structural changes or improvements or interfere with the use or enjoyment of the Mortgaged Property.

         5.3 PAYMENT OF IMPOSITIONS. Mortgagor shall deposit at the time of each payment of an installment of interest (and, where required, principal) required to be paid by Mortgagor under the Note, until all of the Indebtedness and Obligations are paid and performed in full, an additional amount equal to one-twelfth of those annual Impositions which, if not timely paid, may result in a Lien upon the Mortgaged Property superior to the Lien of this Mortgage (which Impositions shall include, without limitation, all ad volorem real property taxes assessed from time to time against the Mortgaged Property), such amount to be estimated by Mortgagee. Mortgagee shall cause the funds held by it pursuant to this SECTION 5.3 to be maintained in one or more interest-bearing accounts in accordance with Mortgagee's customary practices for the payment of interest on account balances, including, without limitation, minimum balance requirements. All interest accruing on such funds shall be added to and shall become a part thereof. Mortgagor shall cause all bills, statements or other documents relating to such Impositions to be sent or mailed directly to Mortgagee. Upon receipt of such bills, statements or other documents, and provided that Mortgagor has timely deposited sufficient funds with Mortgagee pursuant to this SECTION 5.3, Mortgagee shall pay such amounts as may be due thereunder out of the funds so deposited with Mortgagee. If at any time and for any reason the funds deposited with Mortgagee are or will be insufficient to pay such amounts as may then or subsequently be due, Mortgagee shall notify Mortgagor and Mortgagor shall immediately deposit an amount equal to any such deficiency with Mortgagee. Notwithstanding the foregoing, nothing contained herein shall cause Mortgagee to be deemed a trustee of said funds or to be obligated to pay any amounts in excess of the amount of funds deposited with Mortgagee pursuant to this SECTION
5.3 plus interest accrued thereon. All funds deposited with Mortgagee hereunder may be commingled with any other sums held by Mortgagee. Should Mortgagor fail to deposit with Mortgagee (exclusive of that portion of said payments which has been applied by Mortgagee to the principal of or interest on the Indebtedness) sums sufficient to fully pay such Impositions at least thirty (30) days before delinquency thereof, Mortgagee may, at Mortgagee's election, but without any obligation to do so, advance any amounts required to make up the deficiency, which advances, if any, shall be secured hereby and shall be repayable to Mortgagee as herein elsewhere provided, or at the option of Mortgagee, the latter may, without making any advance whatever, apply any sums held by it upon any obligation of Mortgagor secured hereby. All amounts so deposited shall be held by Mortgagee as additional security for the sums secured by this Mortgage and upon the occurrence of an Event of Default hereunder Mortgagee may, in its sole and absolute discretion and without regard to the adequacy of its security hereunder, apply such amounts or any portion thereof to any part of the Indebtedness secured hereby. Any such application of said amounts or any portion thereof to any indebtedness secured hereby shall not be construed to cure or waive any default or notice of default hereunder or invalidate any act done pursuant to any such default or notice. Upon full payment of the Indebtedness, or, at the election of Mortgagee at any prior time, the balance of such amounts shall be paid over to Mortgagor and no other party shall have any right or claim thereto. The receipt, use or application of any such sums paid by Mortgagor to Mortgagee hereunder shall not be construed to affect the maturity of any Indebtedness or any of the rights or powers of Mortgagee or Mortgagor under the terms of the Note Purchase Documents or any of the Obligations. Upon assignment of this Mortgage, Mortgagee shall have the right to pay over the balance of any such sums paid by Mortgagor to Mortgagee hereunder then in Mortgagee's possession to the assignee hereof and Mortgagee shall thereupon be completely released from all liability with respect to such amounts. Without limiting any of Mortgagor's obligations under this
SECTION 5.3, Mortgagor shall have the right to contest any such Imposition prior to payment so long as (i) Mortgagor contests such Imposition in good faith, (ii) Mortgagor sends advance written notice to Mortgagee that Mortgagor is contesting such Imposition, (iii) Mortgagor posts a bond with a party acceptable to Mortgagee which is sufficient to pay the Imposition or otherwise secures the Mortgagee against collection of the same against the Mortgaged Property, and
(iv) such contest does not impair the Mortgaged Property in any manner.

         5.4   REPAIR AND ALTERATIONS.

               (a) Mortgagor will keep the Mortgaged Property in first-class order and condition for properties of like kind and make all necessary or appropriate repairs, replacements and renewals thereof and will prevent any act or thing which might impair the value or usefulness of the Mortgaged Property.

               (b) Mortgagor will not commit or knowingly permit any physical waste of the Mortgaged Property or any part thereof, or make or permit to be made any alterations or additions to the Mortgaged Property which would have the effect of materially diminishing the value thereof, or make or permit to be made any other alterations or additions to the Mortgaged Property of a material nature, without the prior written consent of Mortgagee.

               (c) Mortgagor will not permit any of the Fixtures or Personalty to be removed at any time from the Land and/or Buildings, without the prior written consent of Mortgagee, unless obsolete and of no utility or actually replaced by an article of equal suitability and value and owned by Mortgagor free and clear of any lien or security interest except such as may be approved in writing by Mortgagee.

         5.5   INSURANCE.

               (a) Mortgagor will purchase and maintain property insurance on the Mortgaged Property protecting against such hazards, casualties and contingencies as are usually covered by all-risk property policies including, but not limited to, fire and windstorms. In addition, Mortgagor shall purchase and maintain property insurance for earthquake, flood and such other risks as may be specified by Mortgagee. All such policies shall be in effect in the locality where the Mortgaged Property is situated, and shall be in amounts acceptable to Mortgagee, but in any event not less than the full insurable value of the Buildings, Fixtures and Personalty on a replacement cost basis. All such policies shall include riders for increased replacement cost due to inflation and changes in building codes and ordinances, as well as business interruption insurance covering the loss of Rents for a period of not less than one year. All such policies shall be issued by insurers acceptable to Mortgagee, but in any event having a Best's Insurance Rating of A-/XI or better (unless otherwise approved by Agent). All such policies shall include a mortgagee clause or loss payee endorsement for the benefit of Mortgagee. Unless agreed to in writing by Mortgagee, no coinsurance clauses shall be called for in any such policies and no such policies shall provide for a primary deductible or retention greater than $10,000 (except with respect to property insurance for earthquake, hurricane or named windstorm, or flood, in which case the deductible or retention shall be no greater that an amount approved by Mortgagee in its reasonable discretion). All such policies shall contain endorsements providing for breach of warranty (if the policy includes any warranties), adjustment of value for inflation, increased costs of construction and demolition, and such other conditions as may be required by Mortgagee. All such policies shall be endorsed with form 438BFUNS, or a similar endorsement acceptable to Mortgagee, showing Mortgagee as a mortgagee and loss payee as its interests may appear, such loss payments to be applied in accordance with SECTION 5.6 below.

               (b) Mortgagor shall also maintain Commercial General Liability Insurance and Excess/Umbrella Liability Insurance which shall respond to third-party claims involving bodily injury, property damage and personal injury arising out of Mortgagor's alleged negligence. Such policies shall contain endorsements naming Mortgagee as an additional insured under the policies as its interest may appear. Such policies shall provide such combined limits of coverage as Mortgagee shall specify, but in any event not less than Five Million and No/100 Dollars ($5,000,000.00) per occurrence Twenty Million and No/100 Dollars ($20,000,000.00) in the aggregate (including umbrella coverage) as to liability for bodily injury, property damage and personal injury. Unless otherwise approved by Mortgagee in its sole and absolute discretion, no primary deductible or retention shall be called for in the Commercial General Liability policy. All such policies shall be endorsed to be primary and non-contributory to any insurance carried by Mortgagee. In addition, Mortgagor shall cause the Mortgagee to be named as an additional insured on any excess or umbrella policy purchased by Mortgagor (or shall provide evidence satisfactory to Mortgagee in its sole and absolute discretion that coverage is provided to Mortgagee on a "following form basis").

               (c) Mortgagor shall cause the policies evidencing all insurance referred to in this SECTION 5.5 (and the insurer(s) issuing such policies) to certify to Mortgagee that: (i) the interest of Mortgagee shall be insured regardless of any breach or violation by Mortgagor of any warranties, declarations or conditions in such policy (or, if such policies does not contain warranties, declarations or conditions, such policy shall include an inadvertent failure to disclose endorsement); (ii) if any such insurance policy is subject to cancellation, termination or being endorsed to effect a change in coverage for any reason whatsoever, the insurer under such policy shall promptly notify Mortgagee in writing and such cancellation, termination or change shall not be effective as to Mortgagee until thirty (30) days after receipt by Mortgagee of such notice (unless such cancellation is for non-payment, in which case such insurer shall be obligated to provide Mortgagee with not less than ten (10) days written notice); and (iii) Mortgagee may, but shall not be obligated to, make premium payments to prevent such cancellation, and that such payments shall be accepted by such insurer. Concurrently with the execution of this Mortgage and from time to time thereafter upon request by Mortgagee, Mortgagor shall furnish to Mortgagee (A) certificates of insurance acceptable to Mortgagee prepared by Mortgagor's insurance agent or broker which evidence that Mortgagor has obtained and is maintaining the insurance policies and endorsements required hereunder, and (B) receipts or other evidence acceptable to Mortgagee in its sole and absolute discretion that the premiums for such policies have been paid in full. Additionally, Mortgagor shall, upon request, furnish to Mortgagee duplicate executed copies of each such policy or renewal policy. Without limiting the foregoing, within sixty (60) days after the close of each fiscal year of Mortgagor, Mortgagor shall furnish to Mortgagee a statement in form and substance satisfactory to Mortgagee setting forth the amounts of insurance maintained in compliance with this SECTION 5.5, the risks covered by such insurance and of the insurance company or companies which carry such insurance, which statement shall be accompanied by copies of all certificates of insurance evidencing the required coverages and endorsements.

         5.6   RESTORATION FOLLOWING CASUALTY.

               (a) After the happening of any casualty to the Mortgaged Property or any part thereof, Mortgagor shall give prompt written notice thereof to Mortgagee. In the event of any damage or destruction of all or any part of the Mortgaged Property, all proceeds of insurance shall be payable to Mortgagee, and Mortgagor hereby authorizes and directs any affected insurance company to make payment of such proceeds directly to Mortgagee. Mortgagor shall obtain Mortgagee's approval prior to any settlement, adjustment or compromise of any claims for loss, damage or destruction under any policy or policies of insurance, and Mortgagee shall have the right to participate with Mortgagor in negotiation of any such settlement, adjustment or compromise. Mortgagee shall also have the right to appear with Mortgagor in any action against an insurer based on a claim for loss, damage or destruction under any policy or policies of insurance.

               (b) All compensation, proceeds, damages, claims, insurance recoveries, rights of action and payments which Mortgagor may receive or to which Mortgagor may become entitled with respect to the Mortgaged Property or any part thereof as a result of any casualty, except as set forth below in this
SECTION 5.6 (herein the "PROCEEDS"), shall be paid over to

Mortgagee and shall be applied first toward reimbursement of all costs and expenses of Mortgagee in connection with recovery of the same, and then, except as set forth below in this SECTION 5.6, shall be applied in the sole and absolute discretion of Mortgagee, without regard to the adequacy of Mortgagee's security hereunder, to the payment or prepayment of the Indebtedness (without any prepayment premium) in such order as Mortgagee may determine, and any amounts so applied shall reduce the Indebtedness pro tanto. Any application of the Proceeds or any portion thereof to the Indebtedness shall not be construed to cure or waive any default or notice of default hereunder or invalidate any act done pursuant to any such default or notice.

               (c) Notwithstanding anything to the contrary contained in this
SECTION 5.6, in the event that the Proceeds payable with respect to any casualty shall be less than or equal to $150,000.00, then Mortgagor shall have the right to settle the insurance claim, and the right to retain the Proceeds, so long as Mortgagor shall restore the Mortgaged Property to its condition prior to such casualty, in a good and workmanlike manner, in compliance with any applicable legal requirements and the requirements of any lease, free and clear of liens, and shall remit to Mortgagee promptly upon completion of such restoration any remaining balance of such Proceeds not used in the restoration of the Mortgaged Property for application to the principal of the Indebtedness.

               (d) Subject to the other provisions of this SECTION 5.6, and if all of the following apply: (i) the Proceeds have been deposited with Mortgagee;
(ii) in the case of insurance proceeds, the insurance carrier has not denied liability to a named insured; (iii) Mortgagee shall have been furnished with an estimate of the cost of restoration accompanied by an architect's certificate as to such costs and appropriate final plans and specifications for reconstruction of the Buildings, all of which shall be approved by Mortgagee; (iv) the Buildings so restored or rebuilt shall be of at least equal value and substantially the same character as prior to the damage or destruction and appropriate for the purposes for which they were originally erected; (v) Mortgagor shall have furnished Mortgagee with evidence satisfactory to Mortgagee that all Buildings so restored and/or reconstructed and their use fully comply with all zoning and building laws, ordinances and regulations, and with all other applicable federal, state, and municipal laws and requirements; (vi) to the extent that the estimated cost of restoration exceeds the Proceeds available, Mortgagor shall have furnished a satisfactory bond of completion or deposited with Mortgagee such sums as may be necessary to pay such excess costs;
(vii) Mortgagee shall have received notice within thirty (30) days of the fire or other hazard or of the condemnation proceedings specifying the date of such fire or other hazard or the date the notice of condemnation proceedings was received and the request to Mortgagee to make said Proceeds available to Mortgagor; (viii) the aggregate monthly net income under all Leases, together with the proceeds of any business interruption insurance with respect thereto, shall be sufficient to pay during the period of reconstruction the monthly installments required to be paid upon the Indebtedness as well as all impound payments which may be required under SECTION 5.3 for taxes and insurance, and following reconstruction shall be sufficient to pay the aforesaid sums as well as all other operating costs and charges of the Mortgaged Property; (ix) all Leases described in (viii) above shall be in full force and effect as evidenced by estoppel certificates satisfactory to Mortgagee; (x) Mortgagor shall not then be in default under the Note, this Mortgage or any of the other Loan Instruments, and (xi) Mortgagee determines in its sole and absolute discretion that such restoration or reconstruction can be completed at least three (3) months prior to the Maturity Date; then the Proceeds, less the actual costs, fees and expenses, if any, incurred in connection with adjustment of loss and Mortgagee's administrative expenses relating to such loss and the disbursement of the Proceeds shall be applied by Mortgagee to the payment of all the costs of the aforesaid restoration, repairs, replacement, rebuilding or alterations, including the cost of temporary repairs or for the protection of property pending the completion of permanent restoration, repairs, replacements, rebuilding or alterations (all of which temporary repairs, protection of property and permanent restoration, repairs, replacement, rebuilding or alterations are hereinafter collectively referred to as the "RESTORATION"), and shall be paid out from time to time as such Restoration progresses upon the written request of Mortgagor if the work for which payment is requested has been done in a good and workmanlike manner and substantially in accordance with the plans and specifications therefor. Each request shall be accompanied by the following:


               (i) A certificate signed by Mortgagor, dated not more than thirty
(30) days prior to such request, setting forth the following:

                    (A) That the sum then requested either has been paid, or is justly due to contractors, subcontractors, materialmen, engineers, architects or other persons who have rendered services or furnished materials for the restoration therein specified or have paid for the same, the names and addresses of such persons, a brief description of such services and materials, the several amounts so paid or due to each of said persons in respect thereof (together with supporting statements and invoices for the same), that no part of such expenditures has been or is being made the basis of any previous or then pending request for the withdrawal of Proceeds or has been made out of any of the Proceeds received by Mortgagor, and that the sum then requested does not exceed the value of the services and materials described in the certificate.

                    (B) That, except for the amount, if any, stated pursuant to the foregoing subclause (i)(A) in such certificate to be due for services or materials, there is no outstanding indebtedness known to the persons signing such certificate, after due inquiry, which is then due for labor, wages, materials, supplies or services in connection with such Restoration.

                    (C) That the costs, as estimated by the persons signing such certificate, of the Restoration required to be done subsequent to the date of such certificate in order to complete and pay for the same, do not exceed the Proceeds, plus any amount or security approved by Mortgagee and deposited by Mortgagor to defray such costs and remaining in the hands of Mortgagee after payment of the sum requested in such certificate.

               (ii) A title insurance report or other evidence satisfactory to Mortgagee to the effect that there has not been filed with respect to the Mortgaged Property, or any part thereof, any vendor's, contractor's, mechanics', laborer's, materialmen's' or other lien which has not been discharged of record or bonded, except such as will be disbursed by payment of the amount then requested.

                    (iii) A certificate signed by the architect and/or engineer in charge of the Restoration, who shall be selected by Mortgagor and approved in writing by Mortgagee, certifying to the facts set forth in subclause (i) above, and that the Restoration is proceeding in accordance with the plans and specifications approved by Mortgagee and in accordance with all zoning, subdivision and other governmental laws, ordinances, rules and regulations. Upon compliance with the foregoing provisions, Mortgagee shall, out of Proceeds (and the amount of security approved by Mortgagee, if any, deposited by Mortgagor to defray the costs of the Restoration), pay or cause to be paid to Mortgagor or the persons named (pursuant to subclause (i)(A) above) in such certificate the respective amounts stated therein to have been paid by Mortgagor or to be due to them, as the case may be.

               (e) If the Proceeds at the time held by Mortgagee, less the actual costs, fees and expenses, if any, incurred in connection with the adjustment of the loss and Mortgagee's administrative expenses relating to such loss and the disbursement of the Proceeds, shall be, in Mortgagee's sole and absolute judgment, insufficient to pay the entire cost of the Restoration, Mortgagor shall deposit with Mortgagee any such deficiency prior to disbursement of any additional portion of the Proceeds.

               (f) No payment made prior to the final completion of the Restoration shall exceed ninety percent (90%) of the value of the work performed from time to time, and at all times the undisbursed balance of said Proceeds remaining in the hands of Mortgagee shall be at least sufficient to pay for the cost of completion of the Restoration free and clear of liens.

               (g) Final payment shall be made upon delivery of an architect's certificate and certification by one of Mortgagee's appraisers as to completion in accordance with the final plans and specifications and compliance with all zoning, building, subdivision and other governmental laws, ordinances, rules, and regulations, and the expiration of the period provided under applicable law for the filing of mechanic's and materialmen's' liens. Mortgagee may at its option require an endorsement to Mortgagee's policy of title insurance insuring the continued priority of the lien of this Mortgage as to all sums advanced hereunder, such endorsement to be in form and substance satisfactory to Mortgagee and paid for by Mortgagor.

               (h) Upon completion of the Restoration in a good and workmanlike manner in accordance herewith, and provided that Mortgagee has received satisfactory evidence that the Restoration has been paid for in full and the Mortgaged Property is free and clear of all liens, any balance of the Proceeds at the time held by Mortgagee (after reimbursement to Mortgagee of all costs and expenses of Mortgagee, including administrative expenses, in connection with recovery of the same and disbursement of such Proceeds for the Restoration), if any, shall be applied as follows: (i) to the extent that such balance of the Proceeds is equal to or less than the amount, if any, by which the value of the Mortgaged Property prior to such damage or destruction exceeds the value of the Mortgaged Property after such Restoration (for these purposes, the value of the Mortgaged Property shall be determined by Mortgagee in its discretion), then the portion of the balance of the Proceeds equal to such excess amount shall be applied to the payment or prepayment (without any prepayment premium) of the principal balance of the Indebtedness in such order as Mortgagee may determine, and any amounts so applied shall reduce the Indebtedness pro tanto; and (ii) to the extent that the balance of the Proceeds exceeds such excess amount, such portion of the balance of the Proceeds shall be paid to Mortgagor.

               (i) Mortgagee shall cause Proceeds held by it pursuant to this
SECTION 5.6 to be maintained in one or more interest-bearing accounts in accordance with Mortgagee's customary practices for the payment of interest on account balances, including, without limitation, minimum balance requirements.

               (j) Nothing herein contained shall be deemed to excuse Mortgagor from repairing or maintaining the Mortgaged Property as provided in SECTION 5.4 hereof or restoring all damage or destruction to the Mortgaged Property, regardless of whether or not there are insurance proceeds available or whether any such proceeds are sufficient in amount, and the application or release by Mortgagee of any insurance proceeds shall not cure or waive any Default or notice of Default under this Mortgage or invalidate any other act done by Mortgagee to exercise its remedies hereunder.

         5.7   PERFORMANCE OF LEASES AND OTHER CONTRACTS.

               (a) All Leases entered into by Mortgagor after the date hereof shall be on Mortgagor's standard form lease which form has been approved in advance and in writing by Mortgagee and any such Lease that contains negotiated provisions which are materially different from those of the standard form shall be subject to Mortgagee's prior written consent. Any new Lease shall be subject to the prior written approval of Mortgagee in its good faith discretion if (i) such Lease is for more than 10,000 square feet, (ii) such Lease is at less than market rates or (iii) Mortgagor desires to utilize any funds from the Tenant Improvement Reserve Account to pay the costs of any tenant improvements or other landlord work to be performed by Mortgagor under such Lease. In the event that Mortgagee fails to approve or disapprove, in writing, any new Lease within ten
(10) business days of delivery by Mortgagor of a request for approval thereof (together with such information and materials concerning Mortgagor's request as Mortgagee may reasonably request), Mortgagee shall be deemed to have granted its approval thereof. Notwithstanding the foregoing, Mortgagee's approval shall not be required with respect to the extension or renewal of a Lease pursuant to the terms of extension or renewal options contained within such Lease as of the date hereof. Mortgagor shall not, without the prior written consent of Mortgagee (such consent to be granted or withheld in Mortgagee's good faith discretion), accept surrender of, terminate, modify, amend or renew any Lease that demises more than 2,500 square feet or any group of Leases which, in the aggregate during any twelve-month period, demise more than 15,000 square feet; provided, however, that Mortgagor may modify, amend or renew any Lease so long as such modification, amendment or renewal does not materially increase the obligations of the landlord, decrease the obligations of the tenant or alter the material economic terms of such Lease (including, without limitation, the amount of the rent payable under, and the term of, such Lease). Upon the request of Mortgagee, all tenants under new Leases shall execute an agreement, in form satisfactory to Mortgagee, subordinating such Leases to the lien of this

Mortgage and attorning to Mortgagee in the event of foreclosure of this Mortgage. Mortgagor shall duly and punctually perform all material covenants and agreements expressed as binding upon it under the Leases and Contracts, or any part thereof, and will use its diligent good faith efforts to enforce or secure the performance of each and every obligation and undertaking of the respective parties under the Leases and Contracts, and will appear and defend, at its cost and expense, any action or proceeding arising under or in any manner connected with (1) the Leases or the obligations and undertakings of any lessee or other party thereunder and (2) the Contracts or the obligations and undertakings of any party thereunder.

               (b) Mortgagor shall duly and punctually perform, observe and comply with all of the terms, provisions, conditions, covenants and agreements on its part to be performed, observed and complied with hereunder and under the
(i) Note Purchase Documents, (ii) the Permitted Encumbrances, and (iii) all future agreements entered into by Mortgagor in connection with the Mortgaged Property, and Mortgagor will not suffer or permit any default or Event of Default (giving effect to any applicable notice requirements and cure periods) to exist under any of the foregoing.

         5.8 PAYMENT OF RENTS. Mortgagor hereby agrees that the respective lessees under the Leases, upon notice from Mortgagee of the occurrence of an Event of Default, shall thereafter pay to Mortgagee the Rents due and to become due under the Leases without any obligation to determine whether an Event of Default in fact exists.

         5.9 INSPECTION; ESTOPPEL CERTIFICATES. Mortgagor will permit Mortgagee, at its expense, at all reasonable times and with reasonable notice, to conduct inspections of the Mortgaged Property. Mortgagee shall have the right, but not the obligation, to enter onto the Mortgaged Property, at its expense, at all reasonable times and upon reasonable notice (except in the case of an emergency), to inspect the Mortgaged Property for the existence of Hazardous Materials on the Mortgaged Property and to determine the compliance of the Mortgaged Property and its use with any law, rule or regulation relating to industrial hygiene or environmental conditions, including soil and ground water conditions and the compliance of Mortgagor and the Mortgaged Property with the conditions and covenants set forth herein with respect to Hazardous Materials. Mortgagor and Mortgagee each will, from time to time, upon twenty (20) day, prior written request by the other party, execute, acknowledge and deliver to the requesting party, in the case of a request to Mortgagee, a certificate signed by an authorized officer or officers and in the case of a request to Mortgagor, an Officer's Certificate, stating that this Mortgage is unmodified and in full force and effect (or, if there have been modifications, that this Mortgage is in full force and effect as modified and setting forth such modifications) and stating the amount of accrued and unpaid interest and the outstanding principal amount of the Note. The estoppel certificate from Mortgagor shall also state either that, to Mortgagor's best knowledge and based on no independent investigation, no Default exists hereunder or, if any Event of Default shall exist hereunder, specify any Event of Default of which Mortgagor has actual knowledge and the steps being taken to cure such Event of Default.

         5.10 HOLD HARMLESS. Mortgagor will defend and hold Mortgagee harmless from any action, proceeding or claim affecting the Mortgaged Property, the Security Documents or the

Guaranty to the extent such action, proceeding or claim arose prior to or during Mortgagor's ownership of the Mortgaged Property and to the extent such action, proceeding or claim did not result primarily from Mortgagee's gross negligence or willful wrongdoing. Mortgagor shall appear in and defend (or pay the reasonable expenses of Mortgagee to defend, if Mortgagee gives Mortgagor notice of its election to handle such defense) any action or proceeding purporting to affect the security of this Mortgage and/or the rights and/or powers of Mortgagee hereunder, and Mortgagor shall pay all costs and expenses (including costs of evidence of title and reasonable attorneys' fees) in any action or proceeding in which Mortgagee may so appear and/or any suit by Mortgagee to foreclose this Mortgage, to enforce any obligations secured by this Mortgage, and/or to prevent the breach hereof. Mortgagor's obligations under this SECTION
5.10 shall survive payment of the Indebtedness and the release of the lien granted herein.

         5.11 AWARDS. Mortgagor will file and prosecute its claim or claims for any Awards in good faith and with due diligence and cause the same to be collected and paid over to Mortgagee, and hereby irrevocably authorizes and empowers Mortgagee, if Mortgagee so desires, to file such claim and collect any Awards and agrees that the proceeds of any Awards will be applied by Mortgagee in reduction of any portion of the Indebtedness as Mortgagee may determine in accordance with Article 9 hereof.

         5.12 LICENSES. Mortgagor shall keep in full force and effect all licenses, permits and other governmental approvals which are necessary for the operation of the Mortgaged Property and related facilities, furnish evidence satisfactory to Mortgagee that the Mortgaged Property and the use thereof comply with all applicable zoning and building laws, regulations, ordinances and other applicable laws, regulations and ordinances. Without limiting the foregoing, Mortgagor shall not transfer or permit the transfer of any licenses, permits and other governmental approvals which are necessary for the operation of the Mortgaged Property and related facilities, without the prior written approval of Mortgagee, which approval may be withheld in Mortgagee's good faith discretion.

         5.13 JUNIOR FINANCING. Mortgagor shall not, without the prior written consent of Mortgagee, such consent to be made in Mortgagee's sole determination, incur any additional indebtedness or create or permit to be created or to remain, any mortgage, pledge, lien, encumbrance or charge on, or conditional sale or other title retention agreement with respect to, the Mortgaged Property or any part thereof or income therefrom, other than the Security Documents, and the Permitted Encumbrances.

         5.14 MECHANIC'S LIEN. Mortgagor shall not permit or suffer any mechanics', materialmen's or other lien to be created or to remain a lien upon any of the Mortgaged Property; provided, however, Mortgagor shall have the right to contest any such lien prior to payment so long as (i) Mortgagor contests such lien in good faith, (ii) Mortgagor sends advance written notice to Mortgagee that Mortgagor is contesting such lien, (iii) Mortgagor posts a bond or other security acceptable to Mortgagee with a party acceptable to Mortgagee which is sufficient to pay the indebtedness secured by such lien, and (iv) such contest does not impair the Mortgaged Property.

         5.15  HAZARDOUS MATERIALS.

               (a) Without limiting the generality of SECTION 5.2 hereof, Mortgagor shall keep and maintain the Mortgaged Property in compliance with, and shall not cause or permit the Mortgaged Property to be in violation of any Environmental Laws. Except for materials (other than asbestos) (i) used or stored at the Mortgaged Property in the Ordinary Course Business and in compliance with all applicable laws, rules and regulations (including, without limitation, Environmental Laws), (ii) with respect to which no Release at, in, on, under, over, from or affecting the Mortgage Property or any adjacent property has occurred, and (iii) that do not create (and are not known to pose) a health, safety or environmental hazard, Mortgagor shall not manufacture, generate or store any Hazardous Materials at, in, on, under, over, from or affecting the Mortgaged Property. Mortgagor shall not permit any Release of any Hazardous Materials at, in, on, under, over, from or affecting the Mortgaged Property. Without Mortgagee's prior written consent, which shall not be unreasonably withheld, conditioned or delayed, except in case of emergency involving imminent threat to persons or property, Mortgagor shall take no remedial action with respect to any Hazardous Materials at, in, on, under, over, from or affecting the Mortgaged Property, and shall not enter into any settlement agreement, consent decree or other compromise or agreement related to any such Hazardous Materials. Mortgagee's consent to such action shall not be construed to mean that Mortgagee has the capacity to cause or determine the appropriate Hazardous Materials management practices of Mortgagor but only is intended for Mortgagee to assure that its collateral hereunder is not being impaired.

                  (b) Mortgagor shall indemnify and hold Mortgagee harmless from any and all claims, actions, proceedings, losses, costs, damages, liabilities, obligations, causes of action, Diminution in Value of the Mortgaged Property (or any portion thereof), fines, penalties and expenses (including reasonable attorneys' fees and expenditures) for investigation, removal, clean-up, and remedial costs (collectively, "LOSSES") of or against Mortgagee arising from (i) the use, generation, storage or Release of any Hazardous Materials at, in, on, under, over, from or affecting the Mortgaged Property or the transport of any Hazardous Materials to or from the Mortgaged Property; (ii) the violation of any Environmental Law; and/or (iii) the breach of any of the representations, warranties and covenants of Mortgagor with respect to Hazardous Materials set forth in this SECTION 5.15 or ARTICLE 6 hereof or the Note Purchase Agreement. Mortgagee shall have the right to approve any counsel selected by Mortgagor to defend Mortgagee hereunder.

                  (c) Notwithstanding anything to the contrary contained herein, Mortgagor shall not be liable for any Hazardous Materials placed in, under, over, from or affecting the Property after Mortgagor is no longer the owner or occupant of the Mortgaged Property; provided, however, that (i) the migration of any Hazardous Materials placed in, under, over, from or affecting the Mortgaged Property, which materials were present at any time during the period of Mortgagor's ownership or occupation of the Mortgaged Property, shall remain the liability of Mortgagor; and (ii) Mortgagor shall have the burden of proving that such Hazardous Materials were placed at, in, on, under or over the Mortgaged Property after Mortgagor was no longer the owner or occupant of the Mortgaged Property.

                  (d) Mortgagor's obligations under this SECTION 5.15 shall survive payment of the Indebtedness and the release of the Lien granted herein. The obligations set forth in this SECTION 5.15 are in addition to and not in place of the obligations of the Mortgagor under the Indemnity Agreement.

         5.16 MANAGEMENT. The Mortgaged Property shall at all times be operated by Property Manager pursuant to the Property Management Agreement in effect as of the date hereof, which Mortgagee has approved. The interests of Property Manager (and any future Property Manager) shall at all times be subordinate to the rights of Mortgagee hereunder, and all Property Management Agreements shall provide that Mortgagee may, at its option, terminate such contract upon the occurrence of an Event of Default.

         5.17 USE OF MORTGAGED PROPERTY. Mortgagor shall not use the Mortgaged Property or any part thereof, or allow the same to be used or occupied, for any purpose other than for the purposes of a commercial retail use, or for any unlawful purpose, or in violation of any certificate of occupancy or other permit or certificate, or any law, ordinance or regulation, covering or affecting the use or occupancy thereof. Mortgagor will not suffer any act to be done or any condition to exist on the Mortgaged Property or any part thereof or any article to be brought thereon, which may be dangerous (unless safeguarded as required by law) or which may constitute a nuisance public or private or which may void or make voidable any insurance then in force with respect thereto.

         5.18 USE OF MORTGAGEE'S NAME. Mortgagor shall not use the names either of Mortgagee or any of Mortgagee's subsidiaries or affiliates in connection with the development and operation of the Mortgaged Property.

         5.19 TITLE TO MORTGAGED PROPERTY. Mortgagor shall at all times maintain good and indefeasible title in fee simple to the Land and good and marketable title to the Buildings, Fixtures and Personalty, subject only to the Permitted Encumbrances.

         5.20 DUE ON SALE. Mortgagor acknowledges that, in making the Loan, Mortgagee and the Holders have relied to a material extent upon the particular business reputation, expertise, creditworthiness, and individual net worth of Mortgagor and all of the other Persons, partnerships, trusts, corporations or other entities who have a direct or indirect interest in Mortgagor and upon the continuing interest which such Persons, partnerships, trusts, corporations or other entities, as owners of direct or indirect interests in Mortgagor, will have in the Mortgaged Properties. An Event of Default shall occur hereunder, and Mortgagee shall have the right, in its sole option, to declare the principal and interest under the Notes and all sums provided herein immediately due and payable if, without the prior written consent of Agent, there is (a) directly or indirectly, any lease of all or substantially all of the Mortgaged Property for more than one year or any sale, transfer, assignment, agreement for deed, conveyance, hypothecation or encumbrance (except easements and other similar non-monetary encumbrances which do not, individually or in the aggregate, have a Material Adverse Effect on the value or use of the Mortgaged Property), whether voluntary or involuntary, of all or part of the Mortgaged Property or any interest therein, or (b) any sale, transfer, assignment, pledge or encumbrance of any of the corporate voting stock of Managing Member or any of the membership interests in Mortgagor, or (c) a seizure of the Mortgaged Property or any portion thereof or attachment of any lien on the Mortgaged Property (other than a Permitted Lien) or any portion thereof, whether voluntary or involuntary, which has not been removed or bonded off to Mortgagee's sole satisfaction within sixty (60) days of such attachment, or (d) except as expressly permitted in SECTION 6.11 of the Note Purchase Agreement, the amendment of the Organizational Documents of Mortgagor or the Managing Member without Mortgagee's prior written consent (each of the events described in clauses (a) through and including (d) above are referred to hereinafter as a "TRANSFER"). Without limiting the foregoing, at all times, (a) Managing Member and Non-Managing Member shall own, directly, all of the Equity Interests in Borrower; (b) Glimcher Realty Trust shall own, directly, all of the Equity Interests in Managing Member; and (c) Glimcher Properties Corporation shall be and remain the sole general partner of Non-Managing Member. Consent to a Transfer or consent to any other event requiring consent in accordance with the foregoing may be granted or withheld in Mortgagee's sole and absolute discretion and, if granted, shall not constitute a waiver of the requirement of consent for subsequent Transfers. Mortgagor shall immediately give written notice to Mortgagee of any transaction or event that might give rise to a Transfer. Any Transfer prohibited under this SECTION 5.20 shall be deemed void ab initio.

                                    ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES

         Mortgagor hereby represents and warrants to Mortgagee as of the date hereof as follows, and agrees to give written notice to Mortgagee of any breach of such representations and warranties:

         6.1 TITLE TO MORTGAGED PROPERTY/RIGHT TO ASSIGN LEASES. Mortgagor has good and indefeasible title in fee simple to the Land and good and marketable title to the Buildings, Fixtures and Personalty, and the right to assign the Leases and Rents to Mortgagee free and clear of any prior assignment, liens, charges, encumbrances, security interests and adverse claims whatsoever except the Permitted Encumbrances. Without limiting the generality of the foregoing, Mortgagor has not executed any presently effective prior assignment of the Leases or of its right, title and interest therein or in the Rents to accrue thereunder.

         6.2 PERMITTED ENCUMBRANCES. Mortgagor does not reasonably foresee any material interference with the use of the Mortgaged Property as contemplated herein arising from the Permitted Encumbrances during the term of the Note.

         6.3 NO VIOLATION OF LAWS. To the best of Mortgagor's knowledge after due investigation and inquiry, use of the Mortgaged Property as contemplated herein does not violate (i) any applicable statute, law, regulation, rule, ordinance or order of any kind whatsoever (including, but not limited to, zoning, building and environmental protection laws, codes, ordinances, orders and regulations), (ii) any permit or license issued with respect to the Mortgaged Property, or (iii) any condition, easement, right-of-way, covenant or restriction affecting the Property.

         6.4 PERMITS. To the best of Mortgagor's knowledge after due investigation and inquiry, all necessary and required licenses, permits and approvals for the use and occupancy of the Mortgaged Property, including, have been obtained from all Federal, state and local governmental agencies and authorities having jurisdiction over the Mortgaged Property so as to permit the operation of the Mortgaged Property as a retail shopping mall as herein contemplated.

         6.5 TAXES. To the best of Mortgagor's knowledge after due investigation and inquiry, Mortgagor filed all Federal, state, county, and municipal income tax returns required to have been filed by them and have paid all taxes which have become due pursuant to any assessments received by them, and Mortgagor does not know of any basis for additional assessment in respect to such taxes.

         6.6 USE OF MORTGAGED PROPERTY. The Mortgaged Property is being, and will continue to be, used for commercial retail purposes and is not now nor ever has been homestead property (business or personal).

         6.7 HAZARDOUS MATERIALS. Mortgagor represents and warrants that, to Mortgagor's knowledge, except as disclosed in the Environmental Assessments, (i) no violation or non-compliance with Environmental Laws has occurred with respect to the Mortgaged Property at any time; (ii) no Environmental Claims have, at any time, been made or threatened against the Mortgagor or the Mortgaged Property; and (iii) no occurrence or condition on any real property adjoining or in the vicinity of the Mortgaged Property exists which could cause the Mortgaged Property to be subject to any liens, claims or other restrictions on the ownership, occupancy, transferability or use of the Mortgaged Property under any Environmental Law. Mortgagor shall promptly advise Mortgagee in writing if any Environmental Claims are hereafter asserted against Mortgagor or the Mortgaged Property, or if Mortgagor obtains knowledge of any Release in violation of Environmental Laws at, in, on, under or about the Mortgaged Property, or if Mortgagor obtains knowledge or any condition described in clause (iii) above has occurred.

         6.8 PLANS AND SPECIFICATIONS. Mortgagor has no knowledge of any failure of the Buildings and Improvements to comply with all applicable laws, codes and other governmental requirements.

                                    ARTICLE 7

                                EVENTS OF DEFAULT

         The term "Event(s) of Default" as used in the Security Documents, the Guaranty and the Note, shall mean the occurrence or happening, from time to time, of any one or more of the following:

         7.1 PAYMENT OF INDEBTEDNESS. If Mortgagor shall default in the due and punctual payment of all or any portion of any installment of the Indebtedness as and when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise and such default shall continue for a period of ten (10) days; provided that failure to pay the final installment due at maturity shall immediately constitute an Event of Default hereunder.

         7.2 SPECIFIC DEFAULTS. Mortgagor fails to perform or observe any term, covenant or agreement contained in Sections 5.5 or 5.20 hereof; or

         7.3 OTHER OBLIGATIONS. Mortgagor shall fail to perform or observe any other term or covenant contained in this Mortgage, and such default shall continue for a period of thirty (30) calendar days after the date upon which written notice thereof is given to Mortgagor by Mortgagee; provided, however, if such default arises solely as a result of a default by Mortgagor in the performance of a non-monetary Obligation hereunder and a cure of such default cannot reasonably be effected within such 30-day period despite Mortgagor's diligence in prosecuting such cure, then, provided Mortgagor commences cure within said 30-day period and diligently prosecutes said cure to completion, the cure period provided hereunder shall be extended to such time as may be reasonably necessary to cure the default, which, in any event, shall not exceed ninety (90) days from the date the default first occurred.

         7.4 DEFAULT UNDER NOTE PURCHASE DOCUMENTS. If a default shall occur and be continuing following expiration of the applicable grace or cure period under any of the Note Purchase Agreement, the Security Documents, the Guaranty or any of the other Note Purchase Documents.

         7.5 DESTRUCTION OF IMPROVEMENTS. If any of the Buildings is demolished or removed or demolition or removal thereof is imminent, eminent domain proceedings excepted, unless Mortgagor is diligently repairing or replacing the Mortgaged Property to Mortgagee's satisfaction in accordance with SECTION 5.6 hereof.

                                    ARTICLE 8

                            REMEDIES AND FORECLOSURE

         8.1 REMEDIES. If an Event of Default shall occur, Mortgagee may, at its option, exercise one or more or all of the following remedies:

               (a) ACCELERATION. Declare the unpaid portion of the Indebtedness to be immediately due and payable, without further notice or demand (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable.

               (b) ENTRY UPON MORTGAGED PROPERTY. Enter upon the Mortgaged Property and take possession thereof and of all books, records and accounts relating thereto.

               (c) OPERATION OF MORTGAGED PROPERTY. Hold, lease, operate or otherwise use or permit the use of the Mortgaged Property, or any portion thereof, in such manner, for such time and upon such terms as Mortgagee may deem to be in its best interest (making such repairs, alterations, additions and improvements thereto, from time to time, as Mortgagee shall deem necessary or desirable) and collect and retain all earnings, rents, profits or other amounts payable in connection therewith.

               (d) FORECLOSURE PROCEEDINGS. Institute proceedings for the complete or partial foreclosure of this Mortgage and sale of all or any portion of the Mortgaged Property at public auction, the power of sale being hereby specifically granted, or take such steps to protect and enforce its rights whether by action, suit or proceeding in equity or at law for the specific performance of any covenant, condition or agreement in the Note Purchase Agreement, the Note or in this Mortgage (without being required to foreclose this Mortgage), or in aid of the execution of any power herein granted, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as Mortgagee shall elect.

               (e) RECEIVER. Mortgagee shall be entitled, as a matter of strict right, without notice and ex parte, and without regard to the value or occupancy of the security, or the solvency of the Mortgagor or of the Guarantor, or the adequacy of the Mortgaged Property as security for the Note, to have a receiver appointed to enter upon and take possession of the Mortgaged Property, collect the Rents and profits therefrom and apply the same in accordance with SECTION
4.6 of this Mortgage, such receiver to have all the rights and powers permitted under the laws of the jurisdiction in which the Mortgaged Property is located. Mortgagor hereby waives any requirements on the receiver or Mortgagee to post any surety or other bond. Mortgagee or the receiver may also take possession of, and for these purposes use, any and all Personalty which is a part of the Mortgaged Property and used by Mortgagor in the rental or leasing thereof, or any part thereof. The expenses (including the receiver's fees, counsel fees, costs and agent's compensation) incurred pursuant to the powers herein contained shall be secured by this Mortgage. Mortgagee shall apply such Rents, issues and profits received by it in accordance with SECTION 4.6 of this Mortgage. The right to enter and take possession of the Mortgaged Property, to manage and operate the same, and to collect the Rents, issues and profits thereof, whether by receiver or otherwise, shall be cumulative to any other right or remedy hereunder or afforded by law, and may be exercised concurrently therewith or independently thereof. Mortgagee shall be liable to account only for such Rents, issues and profits actually received by Mortgagee.

               (f) ADDITIONAL RIGHTS AND REMEDIES. With or without notice, and without releasing Mortgagor from the Indebtedness or Obligations, and without becoming a mortgagee in possession, Mortgagee shall have the right to cure any breach or default of Mortgagor and, in connection therewith, to enter upon the Mortgaged Property and to do such acts and things as Mortgagee deems necessary or desirable to protect the security hereof including, but without limitation, to appear in and defend any action or proceedings purporting to affect the security hereof or the rights or powers of Mortgagee hereunder; to pay, purchase, contest or compromise any encumbrance, charge, lien or claim of lien which, in the judgment of Mortgagee, is prior or superior hereto, the judgment of Mortgagee being conclusive as between the parties hereto; to obtain insurance; to pay any premiums or charges with respect to insurance required to be carried hereunder; and to employ counsel, accountants, contractors and other appropriate persons to assist them.

               (g) MORTGAGEE AS PURCHASER. Mortgagee shall have the right to become the purchaser at any sale held by Mortgagee or by any court, receiver or public officer, and Mortgagee shall have the right to credit upon the amount of the bid made therefor, the amount of Indebtedness payable to it out of the net proceeds of such sale. Mortgagee upon any such purchase, shall acquire good title to the Mortgaged Property so purchased, free from the lien of this Mortgage and free of all rights of redemption, if any, in Mortgagor. Recitals contained in any conveyance made to any purchaser at any sale made hereunder shall presumptively establish the truth and accuracy of the matters therein stated, including, without limiting the generality of the foregoing, nonpayment of the unpaid principal sum of, and the interest accrued on, the Note after the same have become due and payable, or advertisement and conduct of such sale in the manner provided herein; and Mortgagor does hereby ratify and confirm any and all acts that said Mortgagee or its successors may lawfully do in the premises by virtue of the terms and conditions of this instrument.

               (h) RECEIPT TO PURCHASER. Upon any sale, whether made under the power of sale herein granted and conferred or by virtue of judicial proceedings, the receipt of the Mortgagee, or of the officer making sale under judicial proceedings, shall be sufficient discharge to the purchaser or purchasers at any sale for his or their purchase money, and such purchaser or purchasers, his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Mortgagee or of such officer therefor, be obliged to see to the application of such purchase money, or be in anywise answerable for any loss, misapplication or nonapplication thereof.

               (i) EFFECT OF SALE. Any sale or sales of the Mortgaged Property, whether under the power of sale herein granted and conferred or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim, and demand whatsoever either at law or in equity, of Mortgagor of, in, and to the premises and the property sold, and shall be a perpetual bar, both at law and in equity, against Mortgagor, Mortgagor's successors, and against any and all persons claiming or who shall thereafter claim all or any of the property sold from, through or under Mortgagor, or Mortgagor's successors or assigns; nevertheless, Mortgagor, if requested by the Mortgagee so to do, shall join in the execution and delivery of all proper conveyances, assignments and transfers of the properties so sold.

               (j) REMEDIES UNDER UCC. Upon the occurrence of an Event of Default, Mortgagee may exercise its rights of enforcement, if they can be exercised without a breach of the peace, with respect to the Personalty and/or the Fixtures under the applicable provisions of the Uniform Commercial Code of the state where the Mortgaged Property is located, and/or under other applicable law, and in conjunction with, in addition to or in substitution for those rights and remedies:

                    (i) Mortgagee may enter upon Mortgagor's premises to take possession of, assemble and collect the Personalty and/or Fixtures and any and all books related to the Mortgaged Property; and

                    (ii) Mortgagee may require Mortgagor to assemble the Personalty and/or Fixtures and make the same available at a place Mortgagee designates which is mutually convenient to allow Mortgagee to take possession or dispose of the Personalty and/or Fixtures; and

                    (iii) Written notice mailed to Mortgagor as provided herein at least ten (10) days prior to the date of public sale of the Personalty and/or Fixtures or prior to the date after which private sale of the Personalty and/or Fixtures will be made shall constitute reasonable notice; and

                    (iv) Any sale made pursuant to the provisions of this Subsection (j) shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with and upon the same notice as required for the sale of the Mortgaged Property, whether by power of sale herein granted and conferred or by virtue of judicial proceedings; and

                    (v) In the event of a foreclosure sale, whether made by the Mortgagee under the terms hereof, or under judgment of a court, the Mortgaged Property may, at the option of Mortgagee, be sold as a whole; and

                    (vi) It shall not be necessary that Mortgagee take possession of the Personalty and/or Fixtures or any part thereof prior to the time that any sale pursuant to the provisions of this section is conducted and it shall not be necessary that the Personalty and/or Fixtures or any part thereof be present at the location of such sale; and

                    (vii) Prior to application of proceeds of disposition of the Personalty and/or Fixtures to the Indebtedness, such proceeds shall be applied to the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like and the reasonable attorneys' fees and legal expenses incurred by Mortgagee; and

                    (viii) Any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder as to nonpayment of the Indebtedness or as to the occurrence of any Event of Default, or as Mortgagee having declared all of such Indebtedness to be due and payable, or as to notice of time, place and terms of sale of the Mortgaged Property to be sold having been duly provided by Mortgagee, shall be taken as prima facie evidence of the truth of the facts so stated and recited; and

                    (ix) Mortgagee may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Mortgagee, including the sending of notices and the conduct of the sale, but in the name and on behalf of Mortgagee.

              (k) ENTRY ON AND OPERATION OF PROPERTY BY MORTGAGEE. Upon the occurrence of an Event of Default and in addition to all other rights herein conferred on the Mortgagee, the Mortgagee (or any person, firm or corporation designated by the Mortgagee) shall have the right and power, but shall not be obligated, to enter upon and take possession of any of the Mortgaged Property, and of all books, records, and accounts relating thereto and to exclude Mortgagor, and

Mortgagor's agents or servants, wholly therefrom, and to hold, lease, operate, use, administer, manage, and operate the same to the extent that Mortgagor shall be at the time entitled and in his place and stead for such time, and upon such terms as Mortgagee may deem to be in its best interest (making such repairs, alterations, additions, and improvements thereto, from time to time, as Mortgagee shall deem necessary or desirable) and collect and retain all earnings, rents, profits, or other amounts payable in connection therewith. The Mortgagee, or any person, firm or corporation designated by the Mortgagee, may operate the same without any liability to Mortgagor in connection with such operations, except to use ordinary care in the operation of said properties, and the Mortgagee or any person, firm or corporation designated by them, shall have the right to collect receive and receipt for all Rents from the Mortgaged Property, to make repairs, purchase machinery and equipment, and to exercise every power, right and privilege of Mortgagor with respect to the Mortgaged Property. All costs, expenses and liabilities of every character incurred by the Mortgagee in managing, operating, maintaining, protecting or preserving the Mortgaged Property, respectively, shall constitute a demand obligation owing by Mortgagor to Mortgagee and shall bear interest from date of expenditure until paid at the same rate as is provided in the Note for interest on past due principal, all of which shall constitute a portion of the Indebtedness and shall be secured by this Mortgage and by any other instrument securing the Indebtedness. If necessary to obtain the possession provided for above, the Mortgagee, as the case may be, may invoke any and all remedies to dispossess Mortgagor including specifically one or more actions for forcible entry and detainer, trespass to try title and restitution. When and if the expenses of such operation have been paid and the Indebtedness paid, the Mortgaged Property shall, if there has been no sale or foreclosure, be returned to Mortgagor.

              (l) CHANGE IN LAWS. If any statute now applicable in any state in which any of the Mortgaged Property is now located provides, or shall hereafter be amended to provide, a new or different procedure for the sale of real property under a power of sale in a mortgage, Mortgagee may, in its sole discretion, if same be permitted by applicable law, follow the sale procedure set forth in this Article 8 or that prescribed in such statute, as amended.

              (m) OTHER. Exercise any other remedy specifically granted under the Security Documents or the Guaranty, or now or hereafter existing in equity, at law, by virtue of statute or otherwise, including the rights described below.

         8.2 SEPARATE SALES. Any real estate or any interest or estate therein sold pursuant to any writ of execution issued on a judgment obtained by virtue of the Note Purchase Agreement, the Note, this Mortgage or the other Security Documents, or pursuant to any other judicial proceedings under this Mortgage, or pursuant to the power of sale granted herein, may be sold in one parcel, as an entirety or in such parcels, and in such manner or order as Mortgagee, in its sole discretion, may elect.

         8.3 REMEDIES CUMULATIVE AND CONCURRENT. The rights and remedies of Mortgagee as provided in the Note Purchase Agreement, the Note, this Mortgage, the Guaranty and in the Security Documents shall be cumulative and concurrent and may be pursued separately, successively or together against Mortgagor or any Guarantor or against other obligors or against the Mortgaged Property, or any one or more of them, at the sole discretion of Mortgagee, and may be exercised as often as occasion therefor shall arise. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof, nor shall the choice of one remedy be deemed an election of remedies to the exclusion of other remedies.

         8.4 NO CURE OR WAIVER. Neither Mortgagee's nor any receiver's entry upon and taking possession of all or any part of the Mortgaged Property nor any collection of rents, issues, profits, insurance proceeds, condemnation proceeds or damages, other security or proceeds of other security, or other sums, nor the application of any collected sum to any Indebtedness and Obligations, nor the exercise of any other right or remedy by Mortgagee or any receiver shall impair the status of the security, or cure or waive any default or notice of default under this Mortgage, or nullify the effect of any notice of default or sale (unless all Indebtedness and Obligations which are then due have been paid and performed and Mortgagor has cured all other defaults), or prejudice Mortgagee in the exercise of any right or remedy, or be construed as an affirmation by Mortgagee of any tenancy, lease or option or a subordination of the lien of this Mortgage.

         8.5 PAYMENT OF COSTS, EXPENSES AND ATTORNEYS FEES. Mortgagor agrees to pay to Mortgagee immediately and without demand all costs and expenses incurred by Mortgagee in exercising the remedies under the Note Purchase Agreement, the Note, the Guaranty and the Security Documents, including but without limitation, court costs and reasonable attorneys' fees expended or incurred by Mortgagee in any arbitrations, judicial reference, legal action or otherwise in connection with (a) the negotiation, preparation, amendment and enforcement of the Note Purchase Agreement, the Note, the Security Documents, the Guaranty and the Indemnity Agreement, including without limitation during any workout or attempted workout, and/or in connection with the rendering of legal advice as to Mortgagee's rights, remedies and obligations under the Note Purchase Agreement, the Note, the Security Documents, the Guaranty or the Junior Indemnity Agreement, (b) collecting any sum which becomes due to Mortgagee under the Note, the Security Documents, the Guaranty or the Junior Indemnity Agreement, (c) any proceeding for declaratory relief, any counterclaim to any proceeding or any appeal, or (d) the protection, preservation or enforcement of any rights or remedies of Mortgagee. All such costs and expenses shall accrue interest at the Default Interest Rate or the highest rate permitted under applicable law from the date of expenditure until said sums have been paid. Mortgagee shall be entitled to bid, at the sale of the Mortgaged Property held pursuant to the power of sale granted herein or pursuant to any judicial foreclosure of this instrument, the amount of said costs, expenses and interest in addition to the amount of the other Indebtedness and Obligations as a credit bid, the equivalent of cash.

         8.6 WAIVER OF REDEMPTION, NOTICE, MARSHALLING, ETC. Mortgagor hereby waives and releases all of the following: (a) all benefit that might accrue to Mortgagor by virtue of any present or future law exempting the Mortgaged Property, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale on execution, or providing for any redemption or extension of time for payment; (b) unless specifically required herein, all notices of Mortgagor's default or of Mortgagee's election to exercise, or Mortgagee's actual exercise, of any option or remedy under the Note Purchase Agreement, the Note, the Guaranty or the Security Documents; (c) any right to have the liens against the Mortgaged Property or any other collateral in which

Mortgagee holds an interest as security for the Indebtedness or Obligations marshaled; and (d) the right to plead or assert any statute of limitations as a defense or bar to the enforcement of the Note Purchase Agreement, the Note, the Guaranty, the Junior Indemnity Agreement or the Security Documents.

         8.7 APPLICATION OF PROCEEDS. The proceeds of any sale of all or any portion of the Mortgaged Property shall be applied by Mortgagee in the following order:

              (a) FIRST, to the payment of any fees, if any, owing under the Note or the Security Documents, including without limitation, the Exit Fee;

              (b) SECOND, to the payment of prepayment premiums, if any, owing under the Note or the Security Documents;

              (c) THIRD, to the payment of late charges, if any, owing under the Note or the Security Documents;

              (d) FOURTH, to the payment of the costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same (including without limitation payment of any Impositions or other taxes);

              (e) FIFTH, to the extent allowed by law, to the payment of reasonable attorneys' fees and other legal expenses, including expenses and fees incurred on appeals, and legal expenses and fees of a receiver;

              (f) SIXTH, to the payment of accrued and unpaid interest on the Indebtedness; and

              (g) SEVENTH, to the payment of the balance of the Indebtedness. The balance, if any, shall be paid to the parties entitled to receive it under applicable law.

Rents and other amounts applied to Indebtedness pursuant to SECTION 4.6 shall be applied in the order of priorities first, second, third, fifth, sixth and seventh.

         8.8 STRICT PERFORMANCE. Any failure by Mortgagee to insist upon strict performance by Mortgagor or any Guarantor of any of the terms and provisions of the Security Documents, the Guaranty, the Note Purchase Agreement or the Note shall not be deemed to be a waiver of any of the terms or provisions of the Security Documents, the Guaranty or the Note and Mortgagee shall have the right thereafter to insist upon strict performance by Mortgagor or any Guarantor of any and all of them.

         8.9 NO CONDITIONS PRECEDENT TO EXERCISE OF REMEDIES. Neither Mortgagor nor any other person now or hereafter obligated for payment of all or any part of the Indebtedness (including the Guarantor) shall be relieved of such obligation by reason of the failure of Mortgagee to comply with any request of Mortgagor or any Guarantor or of any other person so obligated to take action to foreclose on this Mortgage or otherwise enforce any provisions of the

Security Documents, the Guaranty the Note Purchase Agreement, or the Note, or by reason of the release, regardless of consideration, of all or any part of the security held for the Indebtedness, or by reason of any agreement or stipulation between any subsequent owner of the Mortgaged Property and Mortgagee extending the time of payment or modifying the terms of the Security Documents, the Note Purchase Agreement, or Note without first having obtained the consent of Mortgagor, the Guarantor or such other person; and in the latter event Mortgagor, the Guarantor and all such other persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement, unless expressly released and discharged in writing by Mortgagee.

         8.10 RELEASE OF COLLATERAL. Mortgagee may release, regardless of consideration, any part of the security held for the Indebtedness or Obligations without, as to the remainder of the security, in any way impairing or affecting the liens of the Security Documents or their priority over any subordinate lien. Without affecting the liability of Mortgagor, any Guarantor or any other person (except any person expressly released in writing), for payment of any Indebtedness secured hereby or for performance of any Obligations contained herein, and without affecting the rights of Mortgagee with respect to any security not expressly released in writing, Mortgagee may, at any time and from time to time, either before or after maturity of said Note, and without notice or consent (a) release any person liable for payment of all or any part of the Indebtedness or for performance of any Obligations, (b) make any agreement extending the time or otherwise altering terms of payment of all or any part of the Indebtedness, or modifying or waiving any Obligation, or subordinating, modifying or otherwise dealing with the lien or charge hereof, (c) exercise or refrain from exercising or waive any right Mortgagee may have, (d) accept additional security of any kind, or (e) release or otherwise deal with any property, real or personal, securing the Indebtedness, including all or any part of the Mortgaged Property.

         8.11 OTHER COLLATERAL. For payment of the Indebtedness, Mortgagee may resort to any other security therefor held by Mortgagee in such order and manner as Mortgagee may elect.

         8.12 DISCONTINUANCE OF PROCEEDINGS. In the event Mortgagee shall have proceeded to enforce any right under the Note Purchase Agreement, the Note, the Guaranty or the Security Documents and such proceedings shall have been discontinued or abandoned for any reason, then in every such case Mortgagor, the Guarantor and Mortgagee shall be restored to their former positions and the rights, remedies and powers of Mortgagee shall continue as if no such proceedings had been taken.

         8.13 RELEASE OF LIABILITY OR PERSONALTY. Without affecting the liability of any person (other than any person released pursuant to the provisions of this section) for payment of any Indebtedness secured hereby, and without affecting or impairing in any way the priority or extent of the liens of the Note Purchase Documents upon any property not specifically released pursuant hereto, Mortgagee may at any time and from time to time (a) release any person liable for payment of any Indebtedness secured hereby, (b) extend the time or agree to alter the terms of payment of any of the Indebtedness, (c) accept additional security of any kind, (d) release any property securing the Indebtedness, or (e) consent to the creation of any easement on or over the Mortgaged Property or any covenants restricting the use or occupancy thereof.

         8.14 PREPAYMENT PREMIUM. Mortgagor shall have no right to voluntarily prepay the principal amount of the Note, in whole or in part, except as set forth in the Note Purchase Agreement.

                                    ARTICLE 9

                                  CONDEMNATION

         9.1 CONDEMNATION. Mortgagor hereby assigns, transfers and sets over to Mortgagee all rights of Mortgagor to any Awards in respect of (a) any taking of all or a portion of the Mortgaged Property as a result of, or by agreement in anticipation of, the exercise of the right of condemnation or eminent domain;
(b) any such taking of any appurtenances to the Mortgaged Property or of vaults, areas or projections outside the boundaries of the Mortgaged Property, or rights in, under or above the alleys, streets or avenues adjoining the Mortgaged Property, or rights and benefits of light, air, view or access to said alleys, streets, or avenues or for the taking of space or rights therein, below the level of, or above the Mortgaged Property; and (c) any damage to the Mortgaged Property or any part thereof due to governmental action, but not resulting in, a taking of any portion of the Mortgaged Property, such as, without limitation, the changing of the grade of any street adjacent to the Mortgaged Property. Mortgagor hereby agrees to file and prosecute its claim or claims for any such Award in good faith and with due diligence and cause the same to be collected and paid over to Mortgagee, and hereby irrevocably authorizes and empowers Mortgagee, in the name of Mortgagor or otherwise, to collect and receipt for any such Award and, in the event Mortgagor fails to act, or in the event that an Event of Default has occurred and is continuing, to file and prosecute such claim or claims. Notwithstanding the foregoing, in the event that the proceeds payable with respect to any Award shall be less than or equal to $150,000, then Mortgagor shall have the right to retain such proceeds, so long as Mortgagor shall restore the Mortgaged Property(and the Mortgaged Property is capable of being restored) to its condition prior to such condemnation, in a good and workmanlike manner, in compliance with any applicable legal requirements and the requirements of any lease, free and clear of liens, and shall remit to Mortgagee promptly upon completion of such restoration any remaining balance of such proceeds not used in the restoration of the Mortgaged Property for application to the principal of the Indebtedness.

         9.2 APPLICATION OF AWARDS. Subject to the provisions of SECTION 9.1 above, all proceeds received by Mortgagee with respect to a taking of all or any part of the Mortgaged Property or with respect to damage to all or any part of the Mortgaged Property from governmental action not resulting in a taking of the Mortgaged Property, shall be applied as follows, in the order of priority indicated:

              (a) FIRST, to the payment of any fees, if any, owing under the Loan Agreement, the Note or the Security Documents, including without limitation, the Exit Fee;

              (b) SECOND, to the payment of prepayment premiums, if any, owing under the Note or the Security Documents (provided that no premium shall be due solely on account of any prepayment pursuant to this ARTICLE 9);

              (c) THIRD, to the payment of late charges, if any, owing under the Note or the Security Documents;

              (d) FOURTH, to the payment of the costs and expenses including reasonable attorneys' fees incurred in connection with collecting the sale proceeds;

              (e) FIFTH, to the extent allowed by law, to the payment of attorneys fees and other legal expenses, including expenses and fees incurred on appeals, and legal expenses and fees of a receiver;

              (f) SIXTH, to the payment of accrued and unpaid interest on the Indebtedness; and

              (g) SEVENTH, to the payment of the balance of the Indebtedness. The balance, if any, shall be paid to the parties entitled to receive it under applicable law without penalty or premium.

                                   ARTICLE 10

                                  MISCELLANEOUS

         10.1 FURTHER ASSURANCES. Mortgagor, upon the reasonable written request of Mortgagee, will execute, acknowledge and deliver, or arrange for the execution, acknowledgment and delivery of, such further instruments (including, without limitation, financing statements, estoppel certificates and declarations of no set-off, attornment agreements and acknowledgments of the Assignment) and do such further acts as may be reasonably necessary, desirable or proper to carry out more effectively the purpose of the Security Documents, to facilitate the assignment or transfer of the Note, the Security Documents, the Indemnity Agreement and the Guaranty and to subject to the liens of the Security Documents any property intended by the terms thereof to be covered thereby, and any renewals, additions, substitutions, replacements or betterments thereto. Upon any failure of Mortgagor to execute and deliver such instruments, certificates and other documents on or before fifteen (15) days after receipt of written request therefor, Mortgagee may make, execute and record any and all such instruments, and certificates and Mortgagor irrevocably appoints Mortgagee the agent and attorney-in-fact of Mortgagor to do so.

         10.2 RECORDING AND FILING. Mortgagor, at its expense, will cause the Security Documents, all supplements thereto and any financing statements at all times to be recorded and filed and re-recorded and re-filed in such manner and in such places as Mortgagee shall reasonably request, and will pay all such recording, filing, re-recording and re-filing taxes, fees and other charges.

         10.3 NOTICE. Any notice, approval, demand, statement, request or consent made hereunder shall be in writing and shall be sent and be deemed given one (1) Business Day after the date sent by Federal Express or other nationally recognized overnight courier providing evidence of delivery addressed to the party for whom it is intended at the Mortgagor's Address, or in the case of notices to Mortgagee, to Mortgagee at the Mortgagee's Address. Any party may designate a change of address by written notice to the other, given at least ten
(10) business days before such change of address is to become effective and provided that such address is located within the continental United States. Mortgagor may, from time to time, change the address to which notice of default and notice of sale hereunder shall be sent by both recording a request therefor and sending a copy of such request to Mortgagee.

         10.4 MORTGAGEE'S RIGHT TO PERFORM THE OBLIGATIONS. If Mortgagor shall fail to make any payment or perform any act required by the Note Purchase Agreement, the Note or the Security Documents, then, at any time thereafter, upon notice to Mortgagor and without waiving or releasing any obligation or default, Mortgagee may make such payment or perform such act for the account of and at the expense of Mortgagor, and shall have the right to enter the Mortgaged Property for such purpose and to take all such action thereon and with respect to the Mortgaged Property as may be necessary or appropriate for such purpose. All reasonable sums so paid by Mortgagee, and all costs, and expenses, including, without limitation, reasonable attorneys' fees and expenses so incurred together with interest thereon at the Default Interest Rate, from the date of payment or incurring, constitute additions to the Indebtedness secured by the Security Documents, and shall be paid by Mortgagor to Mortgagee, on demand. If Mortgagee shall elect to pay any Imposition, Mortgagee may do so in reliance on any bill, statement or assessment procured from the appropriate public office, without inquiring into the accuracy thereof or into the validity of such Imposition. Mortgagor shall indemnify Mortgagee for all losses and expenses, including reasonable attorneys' fees, incurred by reason of any acts performed by Mortgagee pursuant to the provisions of this SECTION 10.4 or by reason of the Security Documents or the Guaranty, and any funds expended by Mortgagee to which it shall be entitled to be indemnified, together with interest thereon at the Default Interest Rate from the date of such expenditures, shall constitute additions to the Indebtedness and shall be secured by the Security Documents and shall be paid by Mortgagor to Mortgagee upon demand.

         10.5 COVENANTS RUNNING WITH THE LAND. All covenants contained in the Security Documents shall run with the Mortgaged Property until the liens and security interest created hereby are released by Mortgagee.

         10.6 SEVERABILITY. In case any one or more of the Obligations shall be invalid, illegal or unenforceable in any respect, the validity of the Note Purchase Agreement, the Note, this Mortgage, the Security Documents, the Indemnity Agreement and remaining Obligations shall be in no way affected, prejudiced or disturbed thereby.

         10.7 MODIFICATION. The Security Documents and the terms of each of them may not be changed, waived, discharged or terminated orally, but only by an instrument or instruments in writing signed by the party against which enforcement of the change, waiver, discharge or termination is asserted.

         10.8 NON-ASSUMABLE. The loan evidenced by the Note and secured by this Mortgage is personal to Mortgagor, and Mortgagee made such loan to Mortgagor, based upon the credit of Mortgagor and the Guarantor, and Mortgagee's judgment of the ability of Mortgagor to repay the entire Indebtedness and therefore this Mortgage may not be assumed by any subsequent holder of an interest in the Mortgaged Property without Mortgagee's prior written consent.

         10.9 TAX ON INDEBTEDNESS OR MORTGAGE. In the event of the passage, after the date of this Mortgage, of any law deducting from the value of land for the purposes of taxation, any lien thereon, or imposing upon Mortgagee the obligation to pay the whole, or any part, of the taxes or assessments or charges or liens herein required to be paid by Mortgagor, or changing in any way the laws relating to the taxation of deeds of trust, mortgages or debts as to affect this Mortgage or the Indebtedness, the entire unpaid balance of the Indebtedness shall, at the option of Mortgagee, after ninety (90) days written notice to Mortgagor, become due and payable without premium or penalty; provided, however, that if, in the opinion of Mortgagee's counsel, it shall be lawful for Mortgagor to pay such taxes, assessments, or charges or to reimburse Mortgagee therefor, then there shall be no such acceleration of the time for payment of the unpaid balance of the Indebtedness if a mutually satisfactory agreement for reimbursement, in writing, is executed by Mortgagor and delivered to Mortgagee within the aforesaid period.

         10.10 MAXIMUM RATE OF INTEREST. All agreements between Mortgagor and Mortgagee, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity of the Note or otherwise, shall the amount paid, or agreed to be paid to Mortgagee for the use, forbearance, or detention of the money to be loaned under the Note or otherwise or for the payment or performance of any covenant or obligation contained herein or in the Note, exceed the Maximum Rate. The term "MAXIMUM RATE" as used herein shall mean the higher of the maximum interest rate allowed by applicable United States or New York law as amended from time to time, in effect on the date for which a determination of interest accrued hereunder is made. If, from any circumstances whatsoever, fulfillment of any provision hereof or of any such other documents, at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by applicable usury law, the obligation to be fulfilled shall be reduced to the limit of such validity, and if, from any such circumstance, Mortgagee shall have ever received interest or anything which might be deemed interest under applicable law which would exceed the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the principal amount owing on account of the Note or the amounts owing on other obligations of Mortgagor to Mortgagee hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of the principal of the Note and the amounts owing on other obligations of Mortgagor to Mortgagee hereunder as the case may be, such excess shall be refunded to Mortgagor. All sums paid or agreed to be paid to Mortgagee for the use, forbearance or detention of the Indebtedness of Mortgagor to Mortgagee shall, to the extent permitted by applicable law, (i) be amortized, prorated, allocated and spread throughout the full term of such Indebtedness until payment in full so that the actual rate of interest on account of such Indebtedness does not exceed the Maximum Rate throughout the term thereof, (ii) be characterized as a fee, expense or other charge other than interest, and/or (iii) exclude any voluntary prepayments and the effects thereof.

         10.11 SURVIVAL OF WARRANTIES AND COVENANTS. The warranties, representations, covenants and agreements set forth in the Security Documents shall survive the making of the loan and the execution and delivery of the Note, and shall continue in full force and effect until the Indebtedness shall have been paid in full, except such obligations as specified in SECTIONS 5.10 and 5.15 hereof which shall survive.

         10.12 APPLICABLE LAW. PURSUANT TO SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, MORTGAGOR AGREES THAT THIS MORTGAGE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT ANY SUCH LAWS MAY NOW OR HEREAFTER BE PREEMPTED BY FEDERAL LAW, IN WHICH CASE SUCH FEDERAL LAW SHALL SO GOVERN AND BE CONTROLLING; AND PROVIDED FURTHER, THAT THE LAWS OF THE STATE WHERE THE MORTGAGED PROPERTY IS LOCATED SHALL GOVERN AS TO THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF LIENS, ASSIGNMENTS AND SECURITY INTERESTS IN THE MORTGAGED PROPERTY LOCATED IN SUCH STATE, IT BEING UNDERSTOOD, HOWEVER, THAT TO THE FULLEST EXTENT PERMITTED BY THE LAWS OF THE STATE WHERE THE MORTGAGED PROPERTY IS LOCATED, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY AND ENFORCEABILITY OF ALL THE LOAN DOCUMENTS, AND THE INDEBTEDNESS AND OBLIGATIONS ARISING HEREUNDER OR THEREUNDER.

         10.13 NO REPRESENTATIONS BY MORTGAGEE. By accepting or approving anything required to be observed, performed or fulfilled or to be given to Mortgagee, pursuant to the Security Documents, including (but not limited to) any officer's certificate, survey, appraisal or insurance policy, Mortgagee shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term provision or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or representation with respect thereto by Mortgagee.

         10.14 HEADINGS. The article headings and the section and subsection captions are inserted for convenience of reference only and shall in no way alter or modify the text of such articles, sections and subsections.

         10.15 EXTENSION OF PRIOR LIENS. If any or all of the proceeds of the Note have been used to pay any indebtedness heretofore existing against the Mortgaged Property, then, to the extent of such funds so used, Mortgagee shall be subrogated to all of the rights, claims, liens, titles and interests heretofore existing against the Mortgaged Property to secure the indebtedness so paid and the former rights, claims, liens, titles and interests, if any, are not waived but rather shall continue in full force and effect in favor of Mortgagee as cumulative security for the repayment of the Indebtedness and the satisfactions of the Obligations regardless of whether said liens or debts are acquired by Mortgagee by assignment or are released by the holder thereof upon payment.

         10.16 RELATIONSHIP BETWEEN PARTIES. Nothing contained in the Note Purchase Agreement, the Note, this Mortgage or the other Security Documents or the Junior Indemnity Agreement shall be construed as creating a joint venture or partnership between Mortgagee and Mortgagor, and Mortgagee shall have no right of control or supervision over Mortgagor except as

Mortgagee may exercise its rights and remedies under this Mortgage, the other Security Documents and the Junior Indemnity Agreement. Mortgagor further disclaims any fiduciary or quasi fiduciary relationship between it or any of its members and Mortgagee.

         10.17 PUBLICITY. Mortgagee shall have the right, at Mortgagee's expense, to issue press releases, advertisements and other promotional materials regarding the Loan secured by this Mortgage.

         10.18 JURISDICTION. In accordance with Section 5-1402 of the General Obligations Law of the State of New York, Mortgagor and Managing Member agree that any action or proceeding arising out of or relating to the Note Purchase Agreement, the Note, this Mortgage or the other Note Purchase Documents may be commenced in any court located in the State of New York. Mortgagor and Managing Member hereby irrevocably submit to the jurisdiction of United States District Court for the Southern District of New York over any action or proceeding arising out of or relating to the Note, this Mortgage or the other Note Purchase Documents, and do hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

         10.19 WAIVER OF JURY TRIAL. MORTGAGOR AND MORTGAGEE MUTUALLY, EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY FOR ANY PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS MORTGAGE, IN THE INTEREST OF AVOIDING DELAYS AND EXPENSES ASSOCIATED WITH JURY TRIALS.

         10.20 NO ORAL AGREEMENTS. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         10.21 FULL RECOURSE. Borrower shall remain liable on a full recourse basis for any deficiency that may exist following Mortgagor's foreclosure of the security interests in the Mortgaged Property granted hereunder or under any of the other Security Documents.

         10.22 JUNIOR MORTGAGE. This Mortgage shall be junior and subordinate to that certain Mortgage, Security Agreement, Absolute Assignment of Leases and Rents and Fixture Filing dated as of the date hereof made by Mortgagor in favor of Mortgagee pursuant to the Loan Agreement described therein, which instrument is being recorded in the Official Records immediately prior hereto.

                                   ARTICLE 11

                            STATE SPECIFIC PROVISIONS

         11.1 PRINCIPLES OF CONSTRUCTION. In the event of any inconsistencies between the terms and conditions of this Article 11 and the other terms and conditions of this Mortgage, the terms and conditions of this Article 11 shall control and be binding.

         11.2 FUTURE ADVANCES; MAXIMUM PRINCIPAL INDEBTEDNESS.

              (a) To the extent that this Mortgage secures future advances other than the advances evidenced by the Note, the amount of such advances is not currently known. The acceptance of this Mortgage by Mortgagee, however, constitutes an acknowledgment that Mortgagee is aware of the provisions of Minnesota Statutes Section 287.05, subdivision 5, and intends to comply with the requirements contained therein.

              (b) Notwithstanding any other provision of this Mortgage, the maximum principal amount of indebtedness secured by this Mortgage shall be $9,000,000.00 plus amounts exempt from or not subject to Minnesota's mortgage registry tax ("MRT") and amounts on which MRT has been paid.

              (c) The representations contained in this Section are made solely for the benefit of county recording authorities in determining Registry Tax payable as a prerequisite to the recording of this Mortgage. The Mortgagor acknowledges that such representations do not constitute or imply an agreement by Mortgagee to make any future advances to Mortgagor.

Notwithstanding any other provision of this Mortgage or any of the Loan Documents to the contrary, any amounts as to which MRT is payable shall not be secured by this Mortgage unless and until the tax is paid.

         11.3 COMPLIANCE WITH LAW. Borrower shall promptly comply with all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations or court orders affecting the Property, or the use thereof including, but not limited to, the Americans with Disabilities Act and the provisions of Minnesota Statutes Section 504.18, Subdivision 1, and
Section 504.20, as now existing or as hereafter amended, if applicable.

         11.4 MATURITY DATE. The maturity date for repayment of the Indebtedness secured hereby is August 31, 2003, subject to one (1) extension option of twelve
(12) months pursuant to which the maturity date may be extended to August 31, 2004, upon satisfaction of all conditions precedent to such extension pursuant to the Loan Agreement.

         11.5 INDEBTEDNESS AND OBLIGATIONS SECURED. Mortgagor is granting this Mortgage to secure payment of the Indebtedness and performance of all Mortgagor's Obligations under the Note Purchase Agreement, the Note, this Mortgage and all of the other Note Purchase Documents.

         11.6 CURRENT INTEREST RATE. THE APPLICABLE INTEREST RATE AS OF THE DATE HEREOF IS THE LIBOR RATE PLUS 7.806%. THE APPLICABLE INTEREST RATE IS SUBJECT TO CHANGE IN ACCORDANCE WITH THE NOTE PURCHASE DOCUMENTS.



                         [Signatures Begin on Next Page]

         IN WITNESS WHEREOF, Mortgagor has executed this Mortgage effective as of the date first above written.

                                        GLIMCHER NORTHTOWN VENTURE, LLC,
                                        a Delaware limited liability company

                                          By:    Glimcher Blaine, Inc.,
                                                 a Delaware corporation,
                                                 its Managing Member

                                                 By:  /s/ George A. Schmidt
                                                     -----------------------
                                                 Name:  George A. Schmidt
                                                 Its:  Executive Vice President

                                            ACKNOWLEDGMENT
                                            --------------



STATE OF OHIO



COUNTY OF FRANKLIN





         The foregoing instrument was acknowledged before me this 30th day of August, 2001, by George A. Schmidt, as Executive Vice President of Glimcher Blaine, Inc., a Delaware corporation, the Managing Member of Glimcher Northtown Venture, LLC, a Delaware limited liability company, on behalf of said limited liability company.



                                     /s/ John I. Cadwallader
                                     ------------------------------------------
                                     NOTARY PUBLIC
                                     Printed Name: John I. Cadwallader
                                                   ----------------------------
                                     My Commission Expires: No Expiration Date
                                                            -------------------

                                    EXHIBIT A

                                LEGAL DESCRIPTION



PARCEL 1:



That part of Lots 2, 3, 4, 5, 6 and 7 of Block 2, MUIR'S NORTHTOWN ADDITION according to the plat on file and of record in the office of the County Recorder, Anoka County, Minnesota and that part of vacated University Avenue Northeast described as follows:



Beginning at the most Northerly corner of said Lot 2; thence South 60E 39' 03" East assumed bearing along the Northeasterly line of said Lot 2 and its Southeasterly extension a distance of 592.06 feet; thence South 57E 29' 46" East a distance of 1009.34 feet to the East line of said Lot 4; thence South 00E 28' 56" East along said East line a distance of 420.93 feet; thence South 89E 38' 14" West a distance of 535.00 feet; thence Southerly along a tangential curve concave to the Southeast having a radius of 200.00 feet, a central angle of 90E 00' 00" and an arc length of 314.16 feet; thence tangent to said curve South 00E 21' 46" East a distance of 58.00 feet; thence Southerly along a tangential curve concave to the West having a radius of 150.00 feet, a central angle of 35E 16' 49" and an arc length of 92.36 feet; thence nontangential to said curve South 55E 05' 02" East a distance of 56.32 feet; thence Southerly along a nontangential curve concave to the East having a radius of 230.00 feet a central angle of 35E 16' 49", an arc length of 141.62 feet, a chord bearing of South 17E 16' 38" West and a chord distance of 139.40 feet; thence tangent to said curve South 00E 21' 46" East a distance of 60.00 feet to the South line of said Lot 4; thence South 89E 38' 14" West along said South line a distance of 849.34 feet; thence Northwesterly along a tangential curve concave to the Northeast having a radius of 210.83 feet, a central angle of 77E 28' 16" and an arc length of
285.07 feet; thence tangent to said curve North 12E 53' 30" West a distance of
165.85 feet; thence NORTH 32E 59' 20" West a distance of 108.06 feet; thence North 68E 45' 03" West a distance of 72.38 feet; thence North 19E 29' 46" West a distance of 303.39 feet; thence South 00E 21' 46" East a distance of 228.82 feet to the centerline of vacated University Avenue Northeast; thence North 19E 29' 46" West along said centerline a distance of 380.35 feet; thence Northwesterly along a tangential curve concave to the Southwest having a radius of 545.67 feet, a central angle of 40E 00' 00" and an arc length of 380.95 feet; thence Northwesterly along a reverse curve



Continued...

PARCEL 1, CONTINUED...:



concave to the Northeast having a radius of 545.67 feet, a Central angle of 13E 01' 26" and an arc length of 124.04 feet; thence South 43E 31' 40" West a distance of 75.00 feet; thence North 34E 31' 26" West a distance of 148.02 feet; thence North 07E 29' 02" East a distance of 209.36 feet; thence Northerly along a nontangential curve concave to the East having a radius of 470.67 feet a central angle of 30E 05' 34", an arc length of 247.20 feet, a chord bearing of North 13E 04' 08" East and a chord distance of 244.37 feet; thence South 57E 29' 46" East a distance of 310.20 feet; thence South 32E 30' 14" West a distance of
168.00 feet; thence Southeasterly along a tangential curve concave to the Northeast having a radius of 190.00 feet, a central angle of 90E 00' 00" and an arc length of 298.45 feet; thence South 57E 29' 46" East tangent to said curve a distance of 456.16; thence Southeasterly along a tangential curve concave to the Southwest having a radius of 190.00 feet, a central angle of 38E 00' 00" and an arc length of 126.01 feet; thence South 19E 29' 46" East tangent to said curve a distance of 84.67 feet; thence North 32E 30' 14" East a distance of 257.40 feet; thence North 57E 29' 46" West a distance of 150.00 feet; thence North 32E 30' 14" East a distance of 460.00 feet; thence South 57E 29' 46" East a distance of
85.00 feet; thence North 32E 30' 14" East a distance of 230.00 feet; thence North 57E 29' 46" West a distance of 55.50 feet; thence North 32E 30' 14" East a distance of 147.42 feet to the point of beginning and there terminating.



PARCEL 2:



Together with those rights and easements constituting rights in real property created, defined and limited by that certain Construction, Operation and Reciprocal Easement Agreement dated October 19, 1970, filed as Document No. 344241 by and between Northtown Shopping Center, a limited partnership, Monwar Property Corporation and Adcor Realty Corporation, as amended by First Amendment dated June 21, 1971, filed as Document No. 353464 , amended by Second Amendment dated July 29, 1971, filed as Document No. 353465 , amended



Continued...

PARCEL 2, CONTINUED...:



by Third Amendment dated December 22, 1971, filed as Document No. 364068 , amended by Fourth Amendment dated June 8, 1973, filed as Document No. 397408 , amended by Fifth Amendment dated April 22, 1983, filed May 9, 1983, filed May 9, 1983 as Document No. 613057 , amended by Sixth Amendment, dated July 23, 1996 and recorded July 31, 1996 as Document No. 1233121 and further amended by Amendment, Assignment, Assumption, Estoppel Consent and Release Agreement, dated July 5, 1985 and recorded November 26, 1985 as Document No. 693439 .



PARCEL 3:



Together with easements for access and public right of way, utility purposes and parking purposes as more fully described in Warranty Deeds dated April 28, 1983, filed May 9, 1983 as Document No. 613059 , as amended by Quit Claim Deed filed as Document No. 1001739 .



PARCEL 4:



Together with a non-exclusive easement for driveway purposes over and across that part of the Southwesterly 50 feet of Lot 1 lying between the Northeasterly extensions of the Northwesterly line of Lot 6 and the most Southeasterly line of Lot 7, all in Block 2, Muir's Northtown Addition.



PARCEL 5:



Together with a non-exclusive easement defined and limited by that certain Transit Hub Agreement (Northtown), by and between Anoka County Regional Rail Authority, apolitical subdivision of the State of Minnesota, the Metropolitan Council, a political subdivision of the State of Minnesota, and Northtown Mall Partners, a California general partnership, dated May 10, 1995 and recorded August 28, 1998 as Document No. 1367574 , in the Office of the Recorder in and for Anoka County, Minnesota.



                                      A-3